UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒     Definitive Proxy Statement

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☐     Soliciting Material Pursuant to § 240.14a-12

ENTROPIC COMMUNICATIONS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6290 Sequence Drive

San Diego, CA 92121

April 5, 2012

Dear Shareholder:

We hereby cordially invite you to attend our 2012 Annual Meeting of Shareholders, or Annual Meeting, which will be held at Entropic Communications’ corporate headquarters located at 6290 Sequence Drive, San Diego, California, at 2:00 p.m., Pacific Daylight Time, on Tuesday, May 15, 2012. We hope you will plan to attend. You will find details regarding our Annual Meeting and the business to be conducted in the Notice of Internet Availability of Proxy Materials, or Notice, that you received in the mail and in this proxy statement. We have also made available a copy of our 2011 annual report to shareholders with this proxy statement. We encourage you to read our 2011 annual report. It includes our audited financial statements and provides information about our business.

We have elected to provide our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. Providing our proxy materials to shareholders electronically allows us to conserve natural resources and reduce our printing and mailing costs related to the distribution of the proxy materials. If you wish to receive paper copies of the proxy materials you may do so by following the instructions contained in the Notice.

Your vote is important. Whether or not you plan to attend the Annual Meeting we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or, if you received printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice that you received in the mail.

Thank you for your ongoing support of Entropic Communications. We look forward to seeing you at our Annual Meeting.

Sincerely,

Lance W. Bridges

Senior Vice President, General Counsel and Corporate Secretary

ENTROPIC COMMUNICATIONS, INC.

6290 Sequence Drive

San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	2:00 p.m., Pacific Daylight Time, on Tuesday, May 15, 2012.

PLACE	Entropic Communications, Inc.’s corporate headquarters, located at 6290 Sequence Drive, San Diego, CA 92121

ITEMS OF BUSINESS	• To elect the two nominees for director named in the accompanying proxy statement to hold office until our 2015 Annual Meeting of Shareholders.

• T	o cast a vote on advisory approval of Entropic’s executive compensation, as disclosed in the accompanying proxy statement.

• T	o ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2012 fiscal year.

• T	o transact any other business that properly comes before the 2012 Annual Meeting of Shareholders, or Annual Meeting.

ADJOURNMENTS AND POSTPONEMENTS	Any action on the items of business described above may be considered at the Annual Meeting or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

RECORD DATE	You can vote if you are a shareholder of record at the close of business on March 26, 2012.

VOTING	Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instruction as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials, or Notice, that you received in the mail, the section titled Questions and Answers About Proxy Materials and the Annual Meeting beginning on Page 1 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2012: This proxy statement, the accompanying proxy card and entropic communications’ annual report to shareholders are available at www.proxyvote.com.

By Order of the Board of Directors

Lance W. Bridges

Senior Vice President, General Counsel and Corporate Secretary

San Diego, California

April 5, 2012

Entropic Communications, Inc.

6290 Sequence Drive

San Diego, California 92121

PROXY STATEMENT

For the Annual Meeting of Shareholders

To Be Held May 15, 2012

QUESTIONS AND ANSWERS

ABOUT PROXY MATERIALS AND THE ANNUAL MEETING

Why did I receive these proxy materials?

We have made these proxy materials available to you over the Internet, or have delivered paper copies of these materials to you by mail, in connection with the solicitation by the board of directors of Entropic Communications, Inc., a Delaware corporation, of proxies to be voted at our 2012 Annual Meeting of Shareholders, or Annual Meeting, which is scheduled to take place on Tuesday, May 15, 2012, beginning at 2:00 p.m., Pacific Daylight Time, at our corporate headquarters located at 6290 Sequence Drive, San Diego, California 92121. These materials include information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission, or SEC, and are designed to assist you in voting on the matters presented at the Annual Meeting. Shareholders of record as of the close of business on March 26, 2012 may attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement.

In our proxy materials, “Entropic,” the “Company,” “we,” “us” and “our” refer to Entropic Communications, Inc. and its subsidiaries.

What is included in the proxy materials?

The proxy materials include our proxy statement for the Annual Meeting, our 2011 annual report which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and, if you received a paper copy of these materials, a proxy card or voting instruction card. If you received a Notice of Internet Availability of Proxy Materials, or Notice, please see “Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?” below.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our 2011 annual report to shareholders, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the printed proxy materials unless they request them. Instead, the Notice, which was mailed to most of our shareholders commencing on our about April 5, 2012, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Who is eligible to vote at the Annual Meeting?

If your Entropic common stock is registered in your name in the records of our transfer agent, American Stock Transfer & Trust Company, LLC, or the Transfer Agent, as of the close of business on March 26, 2012, you are a “shareholder of record” for purposes of the Annual Meeting and are eligible to attend and

Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	1

vote. If you hold shares of our common stock indirectly through a broker, bank or similar institution, you are not a shareholder of record, but instead hold your shares in “street name” and the record owner of your shares is your broker, bank or similar institution. Instructions on how to vote shares held in street name are described under “How do I vote my shares?” below.

Is there a list of shareholders entitled to vote at the Annual Meeting?

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the Annual Meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 6290 Sequence Drive, San Diego, California, by contacting our corporate secretary.

How many votes do I have?

You will have one vote for each share of our common stock owned by you, as a shareholder of record or in street name, at the close of business on March 26, 2012.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Entropic or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to Entropic’s management.

What am I being asked to vote on at the Annual Meeting?

You are being asked to vote on:

•	Item 1: the election of the two nominees for director named in this proxy statement, each to serve for a three-year term as a Class II director;

•	Item 2: advisory approval of Entropic’s executive compensation, as disclosed in this proxy statement; and
•	Item 3: the ratification of the selection of Ernst & Young LLP as Entropic’s registered public accounting firm for the fiscal year ending December 31, 2012.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of the two nominees for director named in this proxy statement, each to serve for a three-year term as a Class II director;

•	FOR the advisory approval of Entropic’s executive compensation, as disclosed in this proxy statement; and

•	FOR the ratification of the selection of Ernst & Young LLP as Entropic’s registered public accounting firm for the fiscal year ending December 31, 2012.

How do I vote my shares?

For shareholders of record: If you are eligible to vote at the Annual Meeting and are a shareholder of record, you may submit your proxy or cast your vote in one of four ways:

•

By Internet—If you have Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card.

•

By Telephone—You can also submit your proxy by telephone by following the instructions provided in the Notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card.

•

By Mail—If you received your proxy materials by mail, you may submit your proxy by completing the proxy card enclosed with those materials, signing and dating it and returning it in the pre-paid envelope we have provided.

•	In Person at our Annual Meeting—You can vote in person at our Annual Meeting. You must present an acceptable form of identification, such as a driver’s license, in order to gain admittance.

2	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

For holders in street name: If you hold your shares in street name and, therefore, are not a shareholder of record, you will need to follow the specific voting instructions provided to you by your broker, bank or other similar institution. If you wish to vote your shares in person at our Annual Meeting, you must obtain a valid proxy from your broker, bank or similar institution, granting you authorization to vote your shares. In order to attend and vote your shares held in street name at our Annual Meeting, you will need to hand in the valid proxy from your broker, bank or similar institution, along with a signed ballot that you can request at the Annual Meeting. You will not be able to vote your shares held in street name at the Annual Meeting without a valid proxy from your broker, bank or similar institution and a signed ballot.

Can I change or revoke my proxy?

For shareholders of record: Yes. A proxy may be changed or revoked at any time prior to the voting at the Annual Meeting by submitting a later-dated proxy (including a proxy via the Internet or by telephone) or by giving written notice to our Corporate Secretary. You may also attend the Annual Meeting and vote your shares in person.

For holders in street name: Yes. You must follow the specific voting instructions provided to you by your broker, bank or other similar institution to change or revoke any instructions you have already provided to them.

If I submit a proxy by Internet, telephone or mail, how will my shares be counted?

If you submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares of common stock will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not provide specific voting instructions, your shares of common stock will be voted FOR the election of the two nominees for director named in this proxy statement, FOR the advisory approval of Entropic’s executive compensation, as disclosed in this proxy statement, and FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012. If any other matter properly comes before our Annual Meeting, the proxy holders will vote your shares in their discretion.

What is “broker discretionary voting”?

If you hold your shares in street name, your broker, bank or other similar institution may be able to vote your shares without your instructions depending on whether the matter being voted on is “discretionary” or “nondiscretionary.” In the case of a discretionary matter (for example, the ratification of the independent registered public accounting firm), your broker is permitted to vote your shares of common stock if you have not given voting instructions. In the case of a non-discretionary matter (for example, the election of directors and the advisory vote on a resolution to approve Entropic’s executive compensation), your broker cannot vote your shares if you have not given voting instructions. A “broker non-vote” occurs when your broker submits a proxy for the Annual Meeting with respect to discretionary matters, but does not vote on non-discretionary matters because you did not provide voting instructions on these matters. Therefore, it is important that you provide specific voting instructions regarding non-discretionary matters (such as election of directors and matters related to executive compensation) to your broker, bank or similar institution.

I understand that a quorum is required in order to conduct business at the Annual Meeting. What constitutes a quorum?

A majority of all of our outstanding shares of common stock entitled to vote at the Annual Meeting, represented in person or by proxy, constitutes a quorum at the Annual Meeting. As of March 26, 2012, the record date for the Annual Meeting, there were 87,499,725 shares of common stock outstanding and entitled to vote. If you submit a properly executed proxy by mail, telephone or the Internet, you will be considered a part of the quorum. In addition, abstentions and broker non-votes will be counted for purposes of establishing a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011	3

What are the voting requirements to elect the two nominees for director named in Nominees for Class II Director and to approve each of the proposals discussed in this proxy statement?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of directors	Plurality	No
Advisory approval of executive compensation	Majority of the shares present at the meeting in person or by proxy	No
Ratification of Ernst & Young LLP	Majority of the shares present at the meeting in person or by proxy	Yes

•	Election of directors

Under our amended and restated bylaws, in the case of an uncontested election, such as the election of two directors contemplated at the Annual Meeting, the two nominees receiving the most “for” votes will be elected to our board of directors. Only votes “for” or “withheld” will affect the outcome of the election of our director nominees. Abstentions are not counted as votes “for,” or “withheld” against, any nominee.

•	Advisory Approval of Executive Compensation

Under our amended and restated bylaws, to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement, the proposal must receive “for” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as an “against” vote. “Broker non-votes” will have no effect.

•	Ratification of Ernst & Young LLP

Under our amended and restated bylaws, to approve the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 the proposal must receive “for” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as an “against” vote. “Broker non-votes” will have no effect.

Could other matters be decided at the Annual Meeting?

Other than the three items of business described in this proxy statement, we were not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have discretion to vote your shares on any additional matters that are properly presented at the Annual Meeting for consideration

I share an address with another shareholder and we received only one Notice or one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials and the Annual Report to multiple shareholders who share the same address unless we received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, shareholders may write or email us at the following address and email address:

Investor Relations

Entropic Communications, Inc.

6290 Sequence Drive

San Diego, CA 92121

Email: ir@entropic.com

Shareholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

4	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

How can I obtain a proxy card or voting instruction form?

If you lose, misplace or otherwise need to obtain a proxy card or a voting instruction form, please follow the applicable procedure below.

For shareholders of record: Please write or email us at the address and email address set forth above in “I share an address with another shareholder and we received only one Notice or one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?”.

For holders in street name: Please contact your account representative at your broker, bank or other similar institution.

How can I obtain directions to the Annual Meeting?

Directions to the Annual Meeting are set forth at the end of this proxy statement. You may also obtain directions to the Annual Meeting by contacting Entropic Communications Investor Relations by email to ir@entropic.com.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission, facsimile transmission and other means of communication. Our directors, officers and employees will not receive any compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other holders of record for the cost of forwarding proxy materials to beneficial owners.

Who will count the vote?

Representatives of our mailing and tabulating agent, Broadridge Financial Solutions, will tabulate the votes and our corporate secretary will act as the inspector of election.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We intend to file a Current Report on Form 8-K with the SEC within four business days of the date of the Annual Meeting to announce the final voting results. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

When are shareholder proposals due for Entropic’s 2013 Annual Meeting of Shareholders?

To be considered for inclusion in next year’s proxy materials, a shareholder proposal must be submitted in writing to our corporate secretary at our corporate headquarters by December 6, 2012. If you wish to submit a shareholder proposal that is not to be included in next year’s proxy materials, your proposal generally must be submitted to our corporate secretary no earlier than January 15, 2013 and no later than February 14, 2013. Please review our amended and restated bylaws, which contain additional requirements regarding advance notice of shareholder proposals, including the types of information required to be included in such proposals.

How can I obtain more information about Entropic Communications?

Copies of this proxy statement and our 2011 Annual Report on Form 10-K are available online at www.proxyvote.com or at http://proxy.entropic.com.

Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	5

GOVERNANCE OF THE COMPANY

GOVERNANCE INFORMATION

Entropic Policies on Business Ethics and Conduct

We are committed to maintaining the highest standards of business conduct and ethics and, accordingly, have adopted a Code of Business Conduct and Ethics that reflects the business practices and principles of behavior that support our commitment. All of our directors and employees, including our chief executive officer, chief financial officer and principal accounting officer, or the Principal Officers, are required to abide by the spirit, as well as the letter, of our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics covers a wide range of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities and the protection of confidential information, as well as adherence to all laws and regulations applicable to the conduct of our business.

Each of our directors and employees is required to report any suspected or actual violation of our Code of Business Conduct and Ethics of which he or she becomes aware. The Sarbanes-Oxley Act of 2002, as amended, requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have such procedures in place.

The full text of our Code of Business Conduct and Ethics is published on our website at http://governance.entropic.com. We will disclose any future amendment to, or waiver from, any provision of our Code of Business Conduct and Ethics for any Principal Officer or member of our board of directors, or our board, on our website within four business days following the date of such amendment or waiver.

Board Leadership Structure

Our board of directors is led by Mr. Umesh Padval, our independent chairman of the board. As set forth in our amended and restated bylaws, when present our chairman of the board presides at all meetings of the board and shareholders. He also performs other duties commonly assigned to the chairman of the board, or which may be prescribed from time to time by our board. In our case, this means that our independent chairman is also responsible for:

•	setting the agenda for board meetings, in consultation with our president and chief executive officer and other members of the board;

•	calling and presiding over meetings of the independent directors; and

•	managing the board’s process for annual director self-assessment evaluations.

The board does not have a policy that would prevent our president and chief executive officer from serving as chairman of the board if that were deemed by the board to be in the best interests of the Company. In fact, Patrick Henry, our president and chief executive officer, served as chairman of our board from July 2007 until January 2009. However, the board believes that there may be advantages to having a chairman who is independent of management for matters such as communications and relations between the board, the president and chief executive officer and other senior management; assisting the board in reaching consensus on particular strategies and policies; and facilitating robust director, board and chief executive officer evaluation processes. In order to help realize these advantages, in January 2009, our board appointed one of our independent directors, Mr. Padval, to serve as chairman of the board while Mr. Henry continued to lead the Company as its president and chief executive officer.

6	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

Our Board’s Role in Risk Oversight

Our business involves many unavoidable operational and financial risks, such as those that we disclose periodically in our filings with the SEC. Our management is responsible for identifying risks related to significant business activities, and developing programs for monitoring and controlling or mitigating such risks. The board implements its risk oversight responsibilities by having management provide briefings or engage in discussion and analysis with the board regarding business risks and our risk management efforts. In some cases, such as strategic risks associated with entering new markets or product development, risks and risk controls are discussed with the board as part of the regular process of approving management’s goals and operating plans. In other cases, certain committees of the board are responsible for oversight of specific risk topics. For example, the audit committee oversees issues related to disclosure controls and internal control over financial reporting, and the compensation committee oversees risks related to compensation programs, as discussed in greater detail below. A discussion of relevant risks and risk controls is frequently included in management’s presentations to the board and its committees; and board members assess and oversee risks as a part of their review of business, financial or other activities of the Company. From time to time, the board also receives specific reports on enterprise risk management, in which the identification and control of risks are the primary topics of discussion.

Risk Assessment in Compensation Programs. As required by the SEC’s rules, our management assessed our executive and broad-based compensation and benefits programs on a company-wide basis to determine if the programs’ provisions and operations create undesired or unintentional risks of a material nature. Based on such assessment, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Executive Sessions of the Board of Directors

As required under the applicable listing standards of The NASDAQ Stock Market, or NASDAQ, executive sessions, or meetings attended only by outside or non-employee members of our board, are held regularly to review the report of the independent registered public accounting firm, the leadership and performance of the president and chief executive officer and other senior management, management’s business strategy and operational and financial goals, and any other relevant matters. In 2011, non-employee members of the board met four times in executive sessions of regularly scheduled and special board meetings. Mr. Padval presided at each of these executive sessions in his capacity as our independent chairman.

Director Independence

As a company that is listed on The NASDAQ Global Select Market, we are required, under NASDAQ’s listing standards, to maintain a board comprising a majority of “independent” members, as determined affirmatively by our board. With the assistance of legal counsel to the Company, our board reviews the applicable legal standards for board member and board committee independence as in effect from time to time, including the applicable independence requirements set forth in the applicable NASDAQ listing standards. The applicable NASDAQ listing standards provide that, in order to be considered independent, our board must determine that a director has no relationship with us, other than as a director, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, our board of directors considers all relevant facts and circumstances, including those set forth in the NASDAQ listing standards, which include, among other standards, the following:

•

A director is not independent if the director is, or has been within the last three years, an employee of the Company or its subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of the Company or its subsidiaries.

Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011	7

•

A director is not independent if the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company or its subsidiaries, other than director and committee fees, benefits under a tax-qualified retirement plan and amounts received by an immediate family member for service as an employee (other than an executive officer).

•

A director is not independent if (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s or its subsidiaries’ audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company or its subsidiaries’ audit within that time.

•

A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the present executive officers of the Company or its subsidiaries at the same time serves or served on that company’s compensation committee.

•

A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company or its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $200,000, or 5% of such other company’s consolidated gross revenues.

•

A director is not independent if the director is an executive officer of a charitable organization that received charitable contributions (other than matching contributions) from the Company and its subsidiaries in the preceding fiscal year that are in excess of the greater of $200,000 or 5% of such charitable organization’s revenues.

Our board also reviewed a summary of the answers to annual questionnaires completed by each of the non-officer directors and a report of transactions with .director-affiliated persons and entities. On the basis of this review, our board affirmatively determined that except for Mr. Henry, all individuals who served as our directors in 2011 and who will continue to serve as our directors in 2012, including those directors standing for re-election at the Annual Meeting, are independent of the Company and its management under the standards described above. Mr. Henry is not considered an independent director because of his employment as president and chief executive officer of the Company.

Shareholder Communications with the Board of Directors

Our board has adopted a formal process by which shareholders and other interested parties may communicate with our board or any of its directors on board-related issues. Shareholders and other interested parties who wish to communicate with our board or any of its members may do so by sending written communications addressed to 6290 Sequence Drive, San Diego, California 92121, Attn: Secretary. Each written communication must set forth (i) the name and address of the shareholder on whose behalf the communication is being sent, and (ii) the number of shares of Entropic common stock beneficially owned by such shareholder as of the date of such communication.

Relevant communications are distributed to the board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our board has requested that certain items that are unrelated to the duties and responsibilities of the board be excluded, including, for example:

•	product complaints;

•	product inquiries;

•	new product suggestions;

8	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

•	resumes and other forms of job inquiries;

•	surveys; and

•	business solicitations or advertisements.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-employee director upon request. Our corporate secretary will determine whether these communications should be presented to the board or any one or more directors.

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Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	9

BOARD AND COMMITTEE MEMBERSHIP

Members of our board are kept informed of our business through discussions with our president and chief executive officer and other officers, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the board and its committees.

We encourage, but do not require, our directors and nominees for director to attend our Annual Meeting of Shareholders. At our 2011 Annual Meeting of Shareholders, three of our directors attended in person.

During 2011, our board met ten times in regularly scheduled and special meetings and had three standing committees. Those standing committees consisted of an audit committee, a nominating and corporate governance committee and a compensation committee. Each of our directors attended more than 75 percent of the regularly scheduled and special meetings of the board and board committees on which they served in 2011, held during the period for which they were directors or committee members, respectively.

The table below provides 2011 membership and meeting information for each of the board committees. Mr. Henry was not a member of any board committee in 2011.

Name	Audit		Nominating and Corporate Governance		Compensation
Mr. Robert Bailey++			X		X
Mr. Thomas Baruch+			X	*	X
Mr. Keith Bechard	X
Mr. Amir Mashkoori#
Dr. Kenneth Merchant	X	*
Mr. Umesh Padval			X		X	*
Dr. Theodore Tewksbury	X
Total 2011 Meetings	4		1		6

   *   Committee Chair

  +   Mr. Baruch resigned from the board and from the nominating and corporate governance committee and the compensation committee effective as of April 1, 2012.

++  Mr. Bailey was named to the nominating and corporate governance committee, effective February 25, 2012.

  #   Mr. Mashkoori resigned from the board and from the nominating and corporate governance committee effective as of May 18, 2011.

The Audit Committee

The three-person audit committee is composed entirely of independent directors and is governed by a board-approved charter stating its responsibilities. The audit committee met four times in 2011. Under the terms of its charter, the audit committee oversees the Company’s corporate accounting and financial reporting processes on behalf of the board and confers with management and the Company’s independent registered public accounting firm regarding the scope, adequacy and effectiveness of internal controls over financial reporting. The committee reviews and discusses with management and the Company’s independent registered public accounting firm on matters relating to the annual audit, the financial statements and management’s discussion and analysis proposed to be included in the Company’s SEC filings, earnings and certain press releases containing information relating to material developments and the presentation of financial

10	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

statements and the accounting principles applied. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors and is responsible for evaluating the independent auditors’ qualifications, performance and independence, as well as approving any non-audit services to be performed by the independent auditors. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

The audit committee reviews reports from management relating to the status of compliance with certain laws, regulations and internal policies and procedures, including our Related-Person Transactions Policy and Code of Business Conduct and Ethics. The committee is also responsible for reviewing and discussing with management and the independent auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management related to financial controls, disclosure controls and management of the Company’s assets.

The audit committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm. The audit committee has also established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Our board has determined that each of the members of the audit committee is independent within the meaning of the applicable NASDAQ listing standards and is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

A copy of the audit committee charter is available on our website at http://governance.entropic.com.

Audit Committee Financial Expert

Our board has determined that Dr. Merchant qualifies as an “audit committee financial expert” for the purposes of the SEC’s rules. In making this determination, our board has considered Dr. Merchant’s formal education, his current position with the University of Southern California, his accounting and auditing firm experience, and the nature and scope of his previous experience with public companies.

The Nominating and Corporate Governance Committee

The two-person nominating and corporate governance committee is composed entirely of independent directors and is governed by a board-approved charter stating its responsibilities. The nominating and corporate governance committee met one time in 2011. Under the terms of its charter, the nominating and corporate governance committee is responsible for overseeing all aspects of the Company’s corporate governance functions on behalf of the board. This includes determining the minimum qualifications for service on the board, monitoring the size of the board, and identifying, reviewing, evaluating, nominating and recommending candidates to serve on the board, including reviewing, evaluating and considering the recommendation for nomination of incumbent directors for re-election to the board and considering director candidates nominated by shareholders.

The committee is responsible for overseeing and reviewing the processes and procedures used by the Company to provide information to the board and board committees. The committee periodically reviews, discusses and assesses the performance of the board and board committees, including the independence of directors. The committee also periodically reviews with the chief executive officer the Company’s succession plans for the chief executive officer and other key executive officer positions and is responsible for recommending to the board suitable candidates to succeed to these positions.

Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011	11

At this time, our nominating and corporate governance committee has not adopted any specific policies or any specific process for identifying, reviewing, evaluating, nominating or recommending candidates to serve on the board. However, the committee requires candidates for director nominees to be able to fulfill the core responsibilities required of directors, including devoting sufficient time to our affairs and participating in board and committee meetings. Candidates are also expected to have personal integrity and demonstrate a commitment to the Company, its values and its business and to long-term shareholder value. In addition, the committee will consider such factors as the professional background and experience of each candidate, his or her independence under applicable NASDAQ and SEC rules, and whether a candidate’s service on the boards of other companies is likely to interfere with his or her service on our board. The board will also consider such factors as the need for, and benefits of, diversity as to gender, ethnic backgrounds, experience and expertise in the composition of the board. The committee retains the right to modify its requirements from time to time. The committee has not adopted a formal policy regarding the consideration of shareholder nominees for directors, but its general policy is to welcome and consider any recommendations for future nominees. Thus, the committee will consider director candidates recommended by our shareholders. The committee does not intend to alter the manner in which it evaluates director candidates, including the preceding criteria, based on whether or not the director candidate was recommended by a shareholder.

Our board has also determined that each of the members of the nominating and corporate governance committee is independent within the meaning of the applicable NASDAQ listing standards and is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

A copy of the nominating and corporate governance committee charter is available on our website at http://governance.entropic.com.

The Compensation Committee

The three-person compensation committee is composed entirely of independent directors and is governed by a board-approved charter stating its responsibilities. The compensation committee met six times in 2011. Under the terms of its charter, the role of the compensation committee is to:

•

review and approve (or, if it deems appropriate, make recommendations to the full board of directors regarding) corporate performance goals and objectives, which shall support and reinforce the Company’s long-term strategic goals, relevant to the compensation of the Company’s executive officers;

•

evaluate and approve (or, if it deems appropriate, make recommendations to the full board of directors regarding) the compensation plans and programs advisable for the Company, as well as the modification or termination of existing plans and programs;

•

establish policies with respect to equity compensation arrangements, with the objective of appropriately balancing the perceived value of equity compensation and the dilutive and other costs of that compensation to the Company;

•

establish policies for allocating between long-term and currently paid-out compensation, between cash and non-cash compensation and the factors used in deciding between the various forms of compensation;

•	establish elements of corporate performance for purposes of increasing or decreasing compensation;

•	establish policies on the timing and pricing of equity awards for newly hired employees, promotions and annual grants for executives and non-executive employees and directors;

•	review regional and industry-wide compensation practices and trends to assess the propriety, adequacy and competitiveness of the Company’s executive compensation programs among comparable companies in

12	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

the Company’s industry; however, the compensation committee is required to exercise independent judgment in determining the appropriate levels and types of compensation to be paid;

•	establish and periodically assess the adequacy of director compensation;

•

establish policies with respect to votes by the Company’s shareholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as required by Section 14A of the Exchange Act and determine the Company’s recommendations regarding the frequency of advisory votes on executive compensation;

•

review and approve (or, if it deems appropriate, make recommendations to the full board of directors regarding) the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements (including, without limitation, any material perquisites and any other form of compensation) for the Company’s executive officers;

•	review and approve any compensation arrangement for any executive officer involving any subsidiary, special purpose or similar entity;

•	consider and, if appropriate, establish a policy designed to encourage executive officers and directors to acquire and hold a meaningful equity interest in the Company;

•	evaluate the efficacy of the Company’s compensation policy and strategy in achieving expected benefits to the Company and otherwise further the compensation committee’s policies; and

•

review and discuss with the Company’s management the content, and recommend to the board the inclusion, of the Compensation Discussion and Analysis discussion in the Company’s annual proxy statement and other SEC filings; and

•	prepare and review the report of the compensation committee for inclusion in the proxy statement.

In making its compensation decisions, the compensation committee generally follows a set of processes and procedures that it has established. Further, as permitted in its charter, the compensation committee has formed and delegated to a non-executive stock option subcommittee authority to grant equity awards to non-officer employees. The processes and procedures of, and the scope of authority granted to the non-executive stock option committee by the compensation committee are described in detail in Compensation Discussion and Analysis.

Our board has also determined that each of the members of the compensation committee is independent, within the meaning of the applicable NASDAQ listing standards. In addition, each committee member is a “non-employee director” as defined under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is an “outside director” as defined in section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

A copy of the compensation committee charter is available on our website at http://governance.entropic.com.

Compensation Committee Interlocks and Insider Participation

During 2011 the following directors served as members of the compensation committee: Messrs. Baruch, Padval and Bailey. Mr. Baruch resigned from our board and the compensation committee, effective April 1, 2012. No member of our compensation committee has ever been an officer or employee of the Company and no executive officer of the Company currently serves, or has served during the 2011 fiscal year, on the compensation committee or board of directors of any entity that has one or more executive officers serving as a member of our board or compensation committee.

Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	13

2011 COMPENSATION OF NON-EMPLOYEE DIRECTORS

Our board has adopted a compensation policy that applies to all of our non-employee directors. In accordance with this policy, our non-employee directors received cash compensation and equity compensation consisting of stock options and restricted stock units, or RSUs, for their annual compensation for the year ended December 31, 2011. The total 2011 compensation of our non-employee directors is shown in the 2011 Director Compensation Table below. Employee directors do not receive any compensation in connection with their service on our board.

2011 Non-Employee Director Compensation

During 2011, each non-employee director received the following compensation for services on our board pursuant to our 2011 non-employee director compensation policy:

•	an annual cash retainer of $30,000 ($50,000 for our independent chairman); and

•

for meetings in excess of eight per calendar year, $1,000 for attending each excess board meeting in person and $500 for attending each excess board meeting that lasts for more than one hour by telephone.

During 2011, members of board committees received additional annual retainers as follows:

•	Audit committee: $20,000 for serving as the chair and $8,000 for serving as a member of the committee

•	Nominating and corporate governance committee: $5,000 for serving as the chair and $3,000 for serving as a member of the committee

•	Compensation committee: $10,000 for serving as the chair and $5,000 for serving as a member of the committee

Our 2011 non-employee director compensation policy also provided that each board member would receive an additional retainer for serving on any additional standing board committee that may have been formed from time to time in an amount to be determined by our board of directors at the time the standing committee was formed. Board members are not entitled to an additional retainer for serving on temporary, or adhoc, board committees that may be formed from time to time. During 2011, no additional standing board committees were formed.

All annual retainers are prorated to take into account the date that an individual joins or resigns from the board or committee, as applicable.

We also reimbursed our non-employee directors for their reasonable expenses incurred in attending the meetings of our board and board committees and for attending approved director education programs or seminars.

Under the terms of our 2011 non-employee director compensation policy and our shareholder-approved 2007 non-employee directors’ stock option plan, or the Directors’ Plan, on the date of our 2011 Annual Meeting of Shareholders, each non-employee director, whose term on our board continued following such 2011 Annual Meeting of Shareholders and who had served on our board for at least 90 days prior to such 2011 Annual Meeting of Shareholders, was granted an option to purchase 10,000 shares of our common stock. Each such option vests in equal monthly installments over the one year period following the grant date, and had an exercise price of $8.585 (the closing sale price of our common stock per share as reported on The NASDAQ Global Select Market on the grant date). Also on such date, each non-employee director was granted an RSU award for 5,824 shares of our common stock (representing an aggregate value of $50,000 based on the $8.585 closing sale price our common stock per share as reported on The NASDAQ Global Select Market on the grant date). Each such RSU vests in full on the one year anniversary of the grant date.

14	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

2011 Director Compensation Table

The following table shows the compensation earned by our non-employee directors during the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	(1)	Option Awards ($)	(2),(3)	Total ($)
Mr. Robert Bailey	35,000	49,999		58,600		143,599
Mr. Thomas Baruch*++	40,000	49,999		58,600		148,599
Mr. Keith Bechard	38,000	49,999		58,600		146,599
Mr. Amir Mashkoori+	13,750	0		0		13,750
Dr. Kenneth Merchant*	50,000	49,999		58,600		158,599
Mr. Umesh Padval*#	63,000	49,999		58,600		171,599
Dr. Theodore Tewksbury	38,000	49,999		58,600		146,599
* 2011 Committee Chair + Mr. Mashkoori resigned from the board, effective May 18, 2011 ++ Mr. Baruch resigned from the board, effective April 1, 2012 # Independent Chairman
(1)	Under the Directors’ Plan, each non-employee director who continued serving on the board following the 2011 Annual Meeting of Shareholders automatically received an RSU award of 5,824 shares of our common stock, calculated by dividing $50,000 by the $8.585 closing price of our common stock on the date of grant as reported by The NASDAQ Global Select Market. The RSUs vest in full on the one year anniversary of the grant date.

(2)	Under the Directors’ Plan, each non-employee director who continued serving on the board following the 2011 Annual Meeting of Shareholders automatically received an annual grant of an option to purchase 10,000 shares of our common stock at the exercise price of $8.585 per share, the closing price of our common stock on the date of grant as reported by The NASDAQ Global Select Market. These options vest in equal monthly installments over a 12-month period.

(3)	The reported values of these option awards reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, or FASB ASC, Topic 718 that are attributable to stock option awards granted to the non-employee directors during the year 2011. As these values reflect the aggregate grant date fair value, they do not necessarily correspond to the actual value that may be recognized by the non-employee directors. The assumptions that we made to determine the value of our awards for accounting purposes are described in detail under the section titled Stock-Based Compensation Expense in Note 6 of the notes to consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 3, 2012, or the Annual Report.

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Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	15

SECURITIES OWNERSHIP

The table below sets forth certain information known to us with respect to the number of shares of our common stock and the percentage of our outstanding common stock beneficially owned as of February 29, 2012 by (i) each individual and entity known by us to beneficially own more than five percent of our common stock, (ii) each of our directors (including the nominees for director named in this proxy statement), (iii) each executive officer who is listed on the 2011 Summary Compensation Table, or the named executive officers, and (iv) all of our current directors and executive officers as a group. The reported percentage ownership is calculated based on 87,396,153 shares outstanding as of February 29, 2012, adjusted pursuant to the rules and regulations of the SEC.

	Beneficial Ownership (1)
	Number of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Issuable Pursuant to RSUs (2)	Issuable Upon Exercise of Stock Options (3)		Total	Percent of Total
Five percent or greater shareholders
BlackRock, Inc.(4) 40 East 52nd Street New York, NY 10022	6,102,787	—	—		6,102,787	7.0%
Directors and named executive officers
Mr. Robert Bailey	—	—	29,383		29,383	*
Mr. Thomas Baruch(5)	3,620,749	—	98,549	(6)	3,719,298	4.3%
Mr. Keith Bechard	—	—	58,113		58,113	*
Mr. William Bradford(5)	29,561	—	33,961		63,522	*
Mr. Lance Bridges	66,566	2,850	116,980		186,396	*
Mr. Vinay Gokhale	—	3,000	135,750		138,750	*
Mr. Patrick Henry	839,374	13,500	905,601	(7)	1,758,475	2.0%
Mr. David Lyle	16,680	4,500	243,261		264,441	*
Dr. Kenneth Merchant	82,543	—	145,934		228,477	*
Mr. Umesh Padval	30,769	—	88,780		119,549	*
Dr. Theodore Tewksbury	—	—	29,383		29,383	*
All executive officers and directors as a group (14 persons)(5)	4,690,266	26,750	2,022,320		6,739,336	7.5%

*	Less than one percent.

(1)	The information reported in this table is compiled from information that our executive officers and directors have supplied to us and through our good faith review of our stock records, which are maintained by our Transfer Agent, and Schedules 13G that are available to us from the SEC’s website. Unless we have otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned by them. The beneficial ownership of shares of our common stock is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or RSUs currently exercisable or vested and issuable, or that will be exercisable or vested and issuable within 60 days of February 29, 2012, are deemed to be beneficially owned by the person holding such option or warrant for computing the percentage of ownership but are not treated as outstanding for computing the percentage of ownership of any other person.

(2)	Including shares of common stock that are vested and issuable or that will vest and become issuable within 60 days of February 29, 2012 pursuant to RSUs.

(3)	Including shares of common stock which may be acquired through the exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 29, 2012.

(4)	This information is based on the Schedule 13G filed with the SEC on February 2, 2012 by BlackRock, Inc., which reflects beneficial ownership as of December 31, 2011. BlackRock, Inc. report that it had beneficial ownership of, and sole voting and dispositive power with respect to, 6,102,787 shares of our common stock.

16	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

(5)	Mr. Baruch resigned from our board of directors effective April 1, 2012 and Mr. Bradford resigned as our senior vice president, worldwide sales effective January 3, 2012. If Mr. Baruch’s and Mr. Bradford’s shareholdings are excluded (along with the shareholdings of Dr. Lookabaugh, our former chief technology officer, whose resignation became effective on February 10, 2012, and whose shareholdings are included in the shareholdings of our directors and named executive officers as a group), our directors and named executive officers as a group would own 2,908,391 shares of our common stock, or 3.3 percent of our outstanding stock as of February 29, 2012.

(6)	These shares include 3,207,566 shares held by CMEA Ventures Information Technology II, L.P., or CMEA IV, and 402,573 shares held by CMEA Ventures Information Technology II, Civil Law Partnership, or CMEA IV Parallel. By virtue of CMEA IV’s and CMEA IV Parallel’s relationship as affiliated limited partnerships whose general partner and managing partner is CMEA Ventures IT Management II, L.P., or CMEA IV Management, CMEA IV and CMEA IV Parallel may each be deemed to share the power to direct the disposition and vote all of these shares. As the sole general partner and managing partner of CMEA IV and CMEA IV Parallel, CMEA IV Management may be deemed to own beneficially all of these shares. As the individual general partners of CMEA IV Management, Mr. Thomas Baruch, a member of our board, and Mr. James Watson likewise may be deemed to own beneficially all of these shares. Mr. Baruch disclaims beneficial ownership of these shares.

(7)	Of these shares, 353,628 shares, 155,580 shares and 155,580 shares are held by the Patrick C. Henry and Wendy A. Henry Family Trust, the Patrick C. Henry 2007 Annuity Trust and the Wendy A. Henry 2007 Annuity Trust, respectively, of which Mr. Henry and his wife, Wendy Henry, are co-trustees.

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Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	17

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE, RELATED PERSON TRANSACTIONS AND INDEMNIFICATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as persons who own more than 10 percent of a registered class of our equity securities, to file with the SEC and NASDAQ initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities. Our directors, executive officers and those holders of more than 10 percent of our equity securities, if any, are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based on our review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that in 2011, all of our directors and executive officers who are subject to Section 16(a) of the Exchange Act met all applicable filing requirements.

REVIEW OF RELATED PERSON TRANSACTIONS

Our board adopted a written Related-Person Transactions Policy, which is administered by our audit committee, that sets forth our policies and procedures regarding the identification, review, consideration and oversight of any transaction or series of transactions involving more than $120,000 and in which we and one or more related persons are participating. We refer to these transactions as “related person transactions.” For purposes of our policy only, a “related person” is any executive officer, director or beneficial owner of more than five percent of our capital stock, including their immediate family members and their affiliates.

Under the policy, our audit committee must approve each related person transaction before it is consummated. In the event that it is inappropriate for the audit committee to review a related person transaction for reasons of conflict of interest or otherwise, an independent body of our board will review and provide oversight over the approval of the transaction. Each of our directors and executive officers are required to identify to the audit committee any related person transaction involving such director, executive officer or shareholder or any of their immediate family members or affiliates.

Based on its consideration of all of the relevant facts and circumstances, the audit committee will decide whether or not to approve a related person transaction and will approve only those transactions that are in our best interests and the best interests of our shareholders. If we become aware of an existing related person transaction that has not been approved under our Related-Person Transactions Policy, the matter will be referred to the audit committee and the audit committee will evaluate all options available to it, including ratification, revision or termination of the transaction.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2011, we have not entered into any related person transactions involving more than $120,000 other than transactions involving equity and other compensation, termination, change of control and other arrangements for our directors and executive officers that are described under 2011 Compensation of Non-Employee Directors, in the case of our non-employee directors, and under Executive Compensation, in the case of our executive officers.

INDEMNIFICATION

We indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is required under our amended and restated bylaws, and we have also entered into agreements with certain of those individuals contractually obligating us to provide this indemnification to them.

18	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

PROPOSALS REQUIRING YOUR VOTE

ITEM 1—ELECTION OF DIRECTORS

Classified Board

Our board is divided into three classes, with each class having a three-year term. The terms of the three classes expire as follows:

•	Class I: expires at the 2014 Annual Meeting of Shareholders;

•	Class II: expires at the 2012 Annual Meeting of Shareholders; and

•	Class III: expires at the 2013 Annual Meeting of Shareholders.

The board tries to ensure that each class consists, as nearly as possible, of one-third of the total number of directors. As of the date of this proxy statement, our board has six members, comprising one Class I director (after giving effect to the resignation of Mr. Baruch, effective April 1, 2012), two Class II directors and three Class III directors. Vacancies on our board may be filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until that director’s successor is elected and qualified.

As of the date of this proxy statement, there are two directors in Class II, the class whose term of office expires in 2012. The current Class II directors are Dr. Merchant and Mr. Padval. The nominees for the board’s two Class II directors are Dr. Merchant and Mr. Padval. Dr. Merchant has served as a member of our board of directors since April 2007. Mr. Padval has served as a member of our board of directors since December 2004 and has been our independent chairman since January 2009. Our board of directors has approved the nomination of each of Dr. Merchant and Mr. Padval for reelection as Class II directors at the 2012 Annual Meeting of Shareholders (with each nominee abstaining from voting on his own nomination). If elected at the 2012 Annual Meeting of Shareholders, each nominee would serve until the 2015 Annual Meeting of Shareholders and until his successor is elected and has qualified, or, if sooner, until his death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of “for” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld (as indicated on the proxy card), for the election of the two nominees. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our nominating and corporate governance committee. Each person nominated for election to our board of directors has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The principal occupation of, and certain other information about the nominees for the board’s two Class II director seats, and our Class I and Class III directors are set forth on the following pages.

Our board has appointed our president and chief executive officer, and our chief financial officer to vote the proxy (if you are a shareholder of record) for the election of Dr. Merchant and Mr. Padval as Class II directors, unless you indicate otherwise on the proxy card.

Your board of directors unanimously recommends a vote FOR

the election of each of the named nominees as directors.

Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	19

NOMINEE FOR CLASS II DIRECTOR For a Three-Year Term Expiring at the 2015 Annual Meeting of Shareholders

Name and Age as of the May 15, 2012 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Kenneth Merchant, Ph.D	65

Dr. Merchant has served as a member of our board since April 2007. Since 1997, Dr. Merchant has held the Deloitte & Touche LLP Chair of Accountancy at the University of Southern California, or USC. Dr. Merchant has also served as senior associate dean — corporate programs in USC’s Marshall School of Business and as dean of USC’s Leventhal School of Accounting. Before joining USC, Dr. Merchant taught at Harvard University and the University of California, Berkeley. Dr. Merchant started his professional career at Texas Instruments, Inc. and an independent accounting firm that was a predecessor of Ernst & Young LLP. He was a director of Universal Guardian Holdings, Inc., a public company, from 2006 to 2008 and Diagnostic Products Corporation, a public company that is now a part of a part of Siemens Medical Solutions, from 2003 to 2006. Dr. Merchant holds a B.A. in industrial economics from Union College, an M.B.A. in operations research and production from Columbia University and a Ph.D. in accounting from the University of California, Berkeley.

Key Attributes, Experience and Skills

Dr. Merchant joined our board in 2007 when we were considering an initial public offering of our stock and we sought to add someone with a strong accounting and finance background. Dr. Merchant’s academic research interests include subjects relevant to his service on our board, including accounting, corporate governance, risk management and executive compensation. In addition to his financial experience gained through his formal education, his prior audit industry experience with Ernst & Ernst (now Ernst & Young) and his current and past academic positions at USC, Dr. Merchant has prior experience as a member of the boards of other public companies. Dr. Merchant brings to the board valuable financial and risk management expertise and serves as our designated financial expert on our audit committee.

20	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

NOMINEE FOR CLASS II DIRECTOR For a Three-Year Term Expiring at the 2015 Annual Meeting of Shareholders
Name and Age as of the May 15, 2012 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Umesh Padval	54

Mr. Padval has served as a member of our board since December 2004 and has been our independent chairman since January 2009. Mr. Padval currently serves as a partner at Bessemer Venture Partners, a venture capital firm. Prior to joining Bessemer in September 2007, Mr. Padval served as executive vice president, consumer products at LSI Corporation, a storage technology, networking and consumer electronics company. Prior to his promotion to executive vice president, consumer products, Mr. Padval was senior vice president and general manager for LSI’s broadband entertainment division, a position he held from 2001 until his promotion. Mr. Padval served as chief executive officer of C-Cube Microsystems, from 2000 until its acquisition by LSI in 2001, its president from 1998 to 2000, and a member of its board of directors from 1998 to 2001. Previously, Mr. Padval was senior vice president and general manager of the consumer digital entertainment division at VLSI Technology, Inc., an integrated circuits company that was acquired by Koninklijke Philips Electronics N.V. Mr. Padval also served as senior vice president and general manager for VLSI’s computing division. Before joining VLSI in 1987, Mr. Padval held marketing and engineering positions at AMD. Mr. Padval currently serves on the board of directors of the public company Integrated Device Technology, Inc., and on the boards of directors of several private companies. Mr. Padval holds a Bachelor of Technology from the Indian Institute of Technology, Bombay and an M.S. in engineering from Stanford University.

Key Attributes, Experience and Skills

Mr. Padval has served on our board for more than six years, and in 2009 he assumed the role of chairman of the board. Having served as chief executive officer and in senior management positions at leading public and private electronics and semiconductor companies such as LSI, C-Cube Microsystems and VLSI, and as a seasoned public-company director who currently serves on the board of Integrated Device Technology, Inc., Mr. Padval brings strong operations, engineering, management and boardroom experience to our board.

Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	21

CLASS I DIRECTOR Term Expiring at the 2014 Annual Meeting of Shareholders

Name and Age as of the May 15, 2012 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Patrick Henry	49

Mr. Henry has been our chief executive officer and member of our board of directors since September 2003 and president since February 2008. Mr. Henry also served as chairman of our board of directors from July 2007 to January 2009 and as our president from September 2003 to July 2007. From February 2003 to September 2003, Mr. Henry was president and chief executive officer of Pictos Technologies Inc., a developer of digital imaging products which was acquired by ESS Technology. Prior to 2003, Mr. Henry served as chief executive officer of Lincom Wireless, Inc., a chip manufacturing company focused on 802.11 wireless LAN products, vice president and general manager at LSI Logic Corporation, a provider of silicon, systems and software technologies, and senior vice president at C-Cube Microsystems Inc., a developer of digital video integrated circuits. Mr. Henry has served on the board of directors of Zenverge, Inc., a privately held semiconductor company, since September 2011. Mr. Henry holds a B.S. in engineering science and mechanics from the Georgia Institute of Technology and an M.B.A. from the University of Southern California.

Key Attributes, Experience and Skills

Mr. Henry brings leadership, extensive business and operating experience, and tremendous knowledge of our Company and the semiconductor industry, to our board. Mr. Henry has been our chief executive officer and a member of our board since 2003. He has led the Company through its dynamic transition from a start-up through the successful commercialization of its technologies, its initial public offering and several acquisitions. Prior to joining the Company, Mr. Henry served as chief executive officer and in senior management roles at various companies in the electronics or semiconductor industries. In addition, he brings broad strategic vision for our Company. Mr. Henry’s service on our board creates a critical link between management and the board, enabling the board to perform its oversight function with the benefits of management’s perspectives on our business.

22	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

CLASS III DIRECTOR Term Expiring at the 2013 Annual Meeting of Shareholders

Name and Age as of the May 15, 2012 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Keith Bechard	60

Mr. Bechard has served as a member of our board since June 2009. Since March 2002, Mr. Bechard has been the owner of Pear Lake Consulting, LLC, a consulting company, through which Mr. Bechard currently serves a consultant to Charter Communications, Inc., and previously served as a consultant to Time Warner Cable, Inc. and Canoe Ventures LLC and as an executive advisor to NGNA, LLC d/b/a Polycipher, both of which are cable industry joint ventures in which Comcast Corporation, Time Warner Cable and Cox Communications, Inc. are members. Before forming his own consulting company, from July 2000 to March 2002, Mr. Bechard was vice president, video product engineering with AT&T Inc.’s broadband division, where he was responsible for deploying advanced digital set tops and launching systems to provide interactive television services. Mr. Bechard holds a B.S. in electrical engineering and computer science from the University of Colorado.

Key Attributes, Experience and Skills

Mr. Bechard brings extensive technical expertise in interactive television services, high definition television and service provider deployments to our board. Additionally, in his current role as a consultant to Charter Communications and his prior roles as consultant to the U.S. cable television industry through Time Warner Cable, Canoe Ventures and Polycipher, and vice president of video product engineering for AT&T Inc.’s broadband division, he has acquired significant experience and contacts in the primary markets and with some of the largest end-user customers that we serve.

Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	23

CLASS III DIRECTOR Term Expiring at the 2013 Annual Meeting of Shareholders

Name and Age as of the May 15, 2012 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Robert Bailey	54

Mr. Bailey joined our board in 2010. Prior to his retirement in 2011, Mr. Bailey served as the president and chief executive officer of PMC-Sierra, Inc., a semiconductor solutions company, from 1997 to 2008, and as its chairman from 2000 to 2003 and from 2005 to 2011. Mr. Bailey also served as the president of PMC-Sierra, Inc.’s subsidiary, PMC-Sierra, Ltd., from 1993 to 2011. Prior to joining PMC Sierra, Mr. Bailey served as the vice president and general manager of AT&T Microelectronics (now part of LSI Logic), a semiconductor company, from 1989 to 1993, and served in various management positions at Texas Instruments, an analog technologies, semiconductor and signal processing company, from 1979 to 1989. Mr. Bailey is also a director of Micron Technology, Inc., a publicly traded company that provides advanced semiconductor memory solutions. Mr. Bailey received a BS in Electrical Engineering from the University of Bridgeport and an MBA from the University of Dallas. He also attended Stanford University Business School’s AEA Executive Training.

Key Attributes, Experience and Skills

Mr. Bailey brings extensive business and operating experience to our board as the former CEO of a leading company in our industry. Mr. Bailey is also a seasoned public-company director who currently serves on the board of Micron Technology, Inc. We believe that Mr. Bailey’s leadership skills and his many years of relevant industry experience make him a valuable asset to our board.

24	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

CLASS III DIRECTOR Term Expiring at the 2013 Annual Meeting of Shareholders
Name and Age as of the May 15, 2012 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Theodore Tewksbury, Ph.D.	55

Dr. Tewksbury joined our board in 2010. Dr. Tewksbury is currently the president and chief executive officer and a member of the board of directors of Integrated Device Technology Inc., a publicly traded, mixed signal semiconductor solutions company. Prior to joining Integrated Device Technology in 2008, he was the president and chief operating officer of AMI Semiconductor, a semiconductor company, from 2006 to 2008. Prior to that, Dr. Tewksbury served as managing director at Maxim Integrated Products, Inc., a designer, manufacturer and seller of high-performance semiconductor products, from 2000 to 2006. Dr. Tewksbury is a member of the board of directors of Global Semiconductor Alliance. Dr. Tewksbury holds a BS, an MS, and a Ph.D. in Electrical Engineering from the Massachusetts Institute of Technology.

Key Attributes, Experience and Skills

Dr. Tewksbury brings extensive general management and technical expertise to our board. As the CEO and director of a public company in our industry, Dr. Tewksbury has current semiconductor company leadership and relevant board experience. Moreover, Dr. Tewksbury has a strong technical background, which is an asset to our board given the technical nature of our products and product development processes.

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Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	25

ITEM 2— ADVISORY VOTE ON THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY VOTE”)

We are asking our shareholders to approve, on an advisory basis, the compensation of our named executive officers (which consists of our chief executive officer, chief financial officer and our other three highest paid executive officers), as such compensation is disclosed in this proxy statement, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosures.

Our board of directors recognizes the interest our investors have in the compensation of our executives. In recognition of that interest, as a matter of good corporate governance, and as required by Section 14A of the Securities Exchange Act of 1934, as amended, we are providing our shareholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (also referred to as “say-on-pay”). As described in our Compensation Discussion and Analysis, we have adopted an executive compensation philosophy designed to attract, retain and motivate talented employees at all levels within our organization to enhance further long-term shareholder value.

The primary objectives of our executive compensation program are:

•	establishing compensation for our executive officers that is externally competitive;

•	aligning compensation with our short-term and long-term performance;

•	building shareholder value by providing incentives based on achievement of corporate goals; and

•	providing differentiated compensation based on individual performance.

In order to implement those objectives, we provide a total compensation package to our executive officers through a mix of salary, bonus and long-term equity compensation that is designed to be competitive with comparable companies within the semiconductor and other high technology industries and to reward our executive officers for achieving certain performance criteria, including growth in revenues and profitability (as measured on a non-GAAP basis) on a year-over-year basis. The compensation committee has established a disciplined process for the adoption of executive compensation programs and individual executive officer compensation decisions that includes the analysis of competitive market data, a review of each executive officer’s role and performance assessment and consultation with the compensation committee’s independent compensation consultant. Since 2007, the year in which Entropic became a public company, the compensation committee has followed that process designed to align executive compensation programs and individual pay actions with the Company’s executive compensation philosophy.

The compensation committee believes that our executive compensation programs, executive officer pay levels and individual compensation decisions approved for our executive officers, including our named executive officers, are directly aligned with our executive compensation philosophy, fully support its goals and provide an appropriate balance between risk and incentives. Shareholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in greater detail how our compensation policies and procedures implement our executive compensation philosophy.

Consistent with the preference expressed by our shareholders at the Company’s 2011 Annual Meeting of Shareholders, the board has approved holding a “say-on-pay” advisory vote every year. In accordance with this policy and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good

26	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

corporate governance, we are asking shareholders to approve the following advisory resolution at the annual meeting:

RESOLVED, that the shareholders of Entropic Communications, Inc. approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the proxy statement for the 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosures.

The approval of a majority of our shares represented at the meeting, whether in person or by proxy, is required for advisory (non-binding) approval of the compensation of our named executive officers, as described in this proxy statement. Abstentions will have the same effect as a vote “Against” this proposal.

“Broker non-votes” are counted toward a quorum, but are not counted for any purpose in determining whether this proposal is approved. The vote is advisory, and therefore not binding on the Company, the compensation committee or our board of directors. Although non-binding, our board of directors and the compensation committee will review and consider the voting results when making future decisions regarding our executive compensation program. Unless the board modifies its policy on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the 2013 annual meeting of shareholders.

Our board has appointed our president and chief executive officer, and our chief financial officer to vote the proxy (if you are a shareholder of record) for the approval of our executive compensation of our named executive officers as described in this proxy statement, unless you indicate otherwise on the proxy card.

Your board of directors unanimously recommends a vote FOR this proposal.

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Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	27

ITEM 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012, and has further directed that management submit the selection of Ernst & Young LLP for ratification by our shareholders at the Annual Meeting.

Representatives of Ernst & Young LLP will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so. Ernst & Young has audited our financial statements since 2001.

We are asking our shareholders to vote for the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Although ratification is not required by our amended and restated bylaws or otherwise, the board is submitting the selection of Ernst & Young LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event our shareholders fail to ratify the selection, our audit committee will reconsider whether or not to retain Ernst & Young LLP or to select a different firm to serve as our independent registered public accounting firm. Even if the selection is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Shareholder approval of this proposal requires a “for” vote from at least a majority of the shares represented at the meeting, whether in person or by proxy. Abstentions will have the same effect as a vote “Against” this proposal. “Broker non-votes” are counted towards a quorum, but are not counted for any purpose in determining whether this proposal is approved.

Our board has appointed our president and chief executive officer, and our chief financial officer to vote the proxy (if you are a shareholder of record) for the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, unless you indicate otherwise on the proxy card.

Your board of directors unanimously recommends a vote FOR the ratification of the selection of

Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

28	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

Audit and Non-Audit Fees

The following table presents the aggregate fees for professional services billed by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2011 and 2010, and fees billed for other services rendered by Ernst & Young LLP during those periods. All of the fees set forth in the following table were pre-approved by our audit committee.

	Year Ended December 31,
	2011	2010
Audit fees:(1)	$659,813	$712,217
Audit-related fees:(2)	121,315	—
Tax fees:(3)	351,556	64,000
All other fees:(4)	—	—
Total	$1,132,684	$776,217

(1)	Audit fees were principally for audit work performed on the consolidated financial statements and internal control over financial reporting and registration statements filed with the SEC.

(2)	Audit related fees were for acquisition related due diligence associated with potential mergers and acquisitions.

(3)	Tax fees were for services related to tax compliance, tax advice and planning (domestic and international).

(4)	Ernst & Young LLP did not provide any “other services” during these periods.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, our audit committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management submits a list of services falling within the four categories below expected to be rendered by the firm during that year and the related fees to the audit committee for approval.

1.	Audit services include audit work performed on the financial statements, as well as work, including information systems and procedural review and testing, that is required to be performed by the independent registered public accounting firm to allow the firm to form an opinion on the Company’s financial statements. Audit services also include services that only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters and statutory audits.

2.	Audit-related services are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and/or internal control over financial reporting or that are traditionally performed by the independent registered public accounting firm and include due diligence related to mergers and acquisitions, audits of employee benefit plans and special procedures required to meet certain regulatory requirements.

3.	Tax services include services such as tax compliance, tax planning and tax advice, as long as such services do not impair the independence of the independent registered public accounting firm and are

Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	29

consistent with the SEC’s rules on auditor independence.

4.	All other services are those services not captured in the audit, audit-related or tax categories.

Prior to engagement, the audit committee pre-approves the independent registered public accounting firm’s services within each of the four categories described above and the fees for each category are budgeted. The audit committee requires the independent registered public accounting firm and management to report actual fees versus the budgeted amount periodically throughout the year by category of services. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members provided that such member must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

The audit committee has determined that the rendering of services other than audit services by Ernst & Young LLP is comparable with maintaining Ernst & Young LLP’s independence.

Report of the Audit Committee

The audit committee assists the board in fulfilling its oversight responsibility over the Company’s financial reporting process. It is not the duty of the audit committee to plan or conduct audits or to prepare the Company’s financial statements. Management has the primary responsibility for preparing the financial statements and assuring their accuracy, effectiveness and completeness. Management is also responsible for the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and internal control over financial reporting and expressing its opinion as to whether the statements present fairly, in accordance with accounting principles generally accepted in the United States, the Company’s financial condition, results of operations and cash flows. However, the audit committee does consult with management and the independent registered public accounting firm prior to the presentation of financial statements to the Company’s shareholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs.

Unless the audit committee has reason to question its reliance on management or the independent registered public accounting firm, the members of the audit committee necessarily rely on information provided to them by and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles. Furthermore, the audit committee’s authority and oversight responsibilities do not independently assure that the audits of the Company’s financial statements have been carried out in accordance with the standards of the PCAOB or that the financial statements are presented in accordance with accounting principles generally accepted in the United States.

In this context, the audit committee has met and held discussions with management and the independent registered public accounting firm regarding the Company’s audited 2011 consolidated financial statements (including the quality of the Company’s accounting principles). Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the audit committee consulted with management and the independent registered public accounting firm prior to approving the presentation of the audited 2011 consolidated financial statements to the Company’s shareholders. The audit committee discussed with the independent registered public accounting firm the matters

30	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T.

The audit committee has reviewed and discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management. As part of that review, the audit committee received the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with, or has compromised, the auditor’s independence. The audit committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Based on the reviews and discussions referred to above, the audit committee recommended to the board, and the board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC. The audit committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The Audit Committee

Dr. Kenneth Merchant (Chair)

Mr. Keith Bechard

Dr. Theodore Tewksbury

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent the Company specifically incorporates the Report of the Audit Committee by reference therein.

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Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	31

Executive Compensation

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2012 proxy statement. Based on its review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in Entropic’s proxy statement for 2012 and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The Compensation Committee

Mr. Umesh Padval (Chair)

Mr. Robert Bailey

The Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates the Report of the Compensation Committee by reference therein.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes Entropic’s executive compensation program for 2011. We use this program to motivate and reward those whom our board has selected to lead our business.

This section of the proxy statement explains how the compensation committee made its compensation decisions for the following named executive officers for 2011: our president and chief executive officer, Mr. Patrick Henry; our chief financial officer, Mr. David Lyle; and our three other most highly compensated executive officers: Mr. William Bradford, our former senior vice president, worldwide sales; Mr. Lance Bridges, our senior vice president, general counsel and corporate secretary; and Mr. Vinay Gokhale, our senior vice president, marketing and business development. Mr. Bradford resigned as our senior vice president, worldwide sales effective as of January 3, 2012. The compensation for these individuals is listed in the Executive Compensation Tables section of this proxy statement.

32	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

Philosophy and Goals of Our Executive Compensation Program

Our compensation philosophy is established by our compensation committee under authority granted by our board of directors. We seek to develop compensation packages for our employees that will allow us to attract, retain and motivate talented employees at all levels within the organization to enhance further long-term shareholder value. The primary objectives of our executive compensation program are: establishing compensation for our executive officers that is externally competitive, aligning compensation with our short-term and long-term performance, building shareholder value by providing incentives based on achievement of corporate goals and providing differentiated compensation based on individual performance. In order to implement those objectives we provide a total compensation package to our executive officers through a mix of salary, bonus and long-term equity-based compensation that is designed to be competitive with comparable companies within the semiconductor and other high technology industries, and to reward our executive officers for achieving certain performance criteria, including growth in revenues and profitability (as measured on a non-GAAP basis) on a year-over-year basis.

The details of our executive compensation program and how the compensation committee reached its compensation decisions for our named executive officers are discussed in detail in the remainder of this Compensation Discussion and Analysis section of this proxy statement.

Executive Summary

Overview of Our Compensation Program

We believe that attracting and retaining talented management personnel is required in order to deliver superior shareholder value, and that a competitive compensation program is critical to that end. Therefore, we intend to provide a competitive compensation package to our executives, tie a significant portion of compensation to performance and utilize components that best align the interests of our executives with those of our shareholders.

The following is a summary of important aspects of our executive compensation program discussed later in this Compensation Discussion and Analysis.

•	The key elements of our executive compensation program are base salary, incentive bonus and long-term equity-based compensation consisting of stock options and restricted stock units, or RSUs.

•	We emphasize pay-for-performance in order to align executive compensation with our business strategy and the creation of long-term shareholder value.

•	While we emphasize “at risk” pay tied to performance, we believe our program does not encourage excessive risk taking by management.
•	We have change of control agreements with our executives to help provide continuity of management in the event of a change of control of our company.

In 2011 a significant portion of our executive officers’ total compensation was linked to our 2011 performance. We consider this compensation, comprised of an executive’s bonus and equity-based incentives, to be “at risk.” In the case of an executive officer’s bonus, no amount is paid unless certain performance criteria are achieved. In the case of an executive officer’s stock options, no value is realized unless the market price of our common stock increases after the date of grant. In the case of an executive officer’s RSUs, the value realizable once the RSU vests and is released is variable based on the market price of our common stock on each vesting date. Because the benefits associated with our management bonus plan and equity-based incentives depend on meeting pre-determined performance criteria or depend on increases in our stock price, these elements of executive compensation are performance-based and considered to be “at risk.”

In 2011, the compensation of each of Mr. Henry, Mr. Lyle, Mr. Bradford, Mr. Bridges

Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	33

and Mr. Gokhale that was comprised of bonuses and equity-based incentives, and therefore considered to be “at risk,” was 82, 68, 61, 61 and 61 percent of their respective total compensation for 2011. These percentages take into account the lack of bonus payment in 2011 under our management bonus plan, as further described in the section of this Compensation Discussion and Analysis titled “Performance-Based Cash Bonuses.” If the Company had achieved 2011 revenues and non-GAAP operating income in amounts sufficient to permit the payment to our executive officers of their performance-based cash bonuses at the level of 100% of each of their target 2011 bonus percentages, the “at risk” compensation of each of Mr. Henry, Mr. Lyle, Mr. Bradford, Mr. Bridges and Mr. Gokhale would have been 85, 73, 67, 68 and 67 percent of their respective total compensation for 2011.

At our 2011 Annual Meeting of Shareholders, our shareholders approved, on an advisory basis, our compensation programs and the compensation of our named executive officers. In light of this support and the continuing success of our compensation programs, the compensation committee made no significant changes to the overall design of our compensation program during 2011, other than the inclusion of RSUs in our annual equity-based awards to our executive officers and the adoption of a deferred compensation plan, which in each case were considered to be consistent with the compensation practices of our 2011 peer group companies. The compensation committee continuously endeavors to ensure that the interests of our executive officers are aligned with those of our shareholders and support the creation of long-term shareholder value.

Changes Made in 2011 to Our Executive Compensation Programs

The total compensation received by our executive officers in 2011 was less than the total compensation received by them in 2010. This decrease was principally the result of no bonuses being paid under our management bonus plan because the Company did not achieve 2011 revenues and non-GAAP operating income thresholds required for 2011 bonus payouts. Our executive officers received modest increases in their base salaries in 2011 to bring them in line with market benchmarks.

In 2011, we made the following changes to our executive compensation programs:

Inclusion of RSUs in Long-Term Equity Incentives. Beginning in April 2011, all of our executive officers received a combination of RSUs and stock options in their annual equity-based awards. Although we have been granting RSUs to non-officer employees for several years, the decision to include a mix of RSUs and stock options in our annual equity-based awards to executive officers was made by our compensation committee after reviewing data provided by its outside compensation consultant with respect to the compensation practices of our 2011 industry peer group. We expect to continue to grant a mix of RSUs and stock options in connection with our future annual equity-based awards to our executive officers.

Adoption of Deferred Compensation Plan. In May 2011, the compensation committee of our board of directors adopted a non-qualified deferred compensation plan, or NQDC Plan. The NQDC Plan is intended to help build a supplemental source of savings and retirement income through pre-tax deferrals of eligible compensation, which may include cash director fees, base salary, cash bonus awards, RSU awards, discretionary cash awards and/or any other payments designated by the NQDC Plan administrative committee as eligible for deferral under the NQDC Plan from time to time. Unless otherwise determined by the NQDC Plan administrative committee, board members and certain management or highly compensated employees, including our named executive officers, who are notified regarding their eligibility to participate and delivered the NQDC Plan enrollment materials, are eligible to participate in the NQDC Plan. Under the NQDC Plan, plan participants are provided the opportunity to make annual elections to defer a specified percentage or fixed amount of their eligible cash compensation and their eligible RSUs. The Company may also make discretionary contributions to plan participants’

34	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

accounts in the future, although it currently does not do so. Any discretionary contributions made by the Company in the future may be subject to vesting arrangements as determined by the Company. The plan participant is always 100% vested in his or her own elective cash deferrals and any earnings thereon. A committee appointed by the compensation committee of our board of directors administers the NQDC Plan. Deferred compensation information for our named executed officers is detailed in the 2011 Nonqualified Deferred Compensation Plan Table.

How We Make Compensation Decisions

Processes and Procedures

The compensation committee typically meets during the fourth quarter of the year to begin the planning process for the next year’s compensation programs, and it meets in both the fourth and first quarter of each year to conduct its annual evaluation of executive officer compensation, determine bonus awards with respect to the prior year’s performance, establish new performance objectives and related bonus structures for the current year, and grant new long-term compensation awards in the form of equity incentives. The compensation committee meets at other times during the year as necessary to administer our equity incentive plans and address other compensation-related matters, including matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy, and new trends, plans or approaches to compensation.

The agenda for each meeting is usually developed by the chair of the compensation committee, in consultation with one or more of the following individuals: the president and chief executive officer, the senior vice president of human resources, the general counsel and, if applicable, an independent compensation consultant engaged by the compensation committee. The compensation committee meets regularly in executive session. However, from time to time, the compensation committee may invite various members of our management team and other employees, as well as outside advisors or consultants, to make presentations, provide financial or other background information or advice, or otherwise participate in meetings. Our president and chief executive officer may not participate in or be present during any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives. The charter of the compensation committee grants the committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the committee considers necessary or appropriate in the performance of its duties. In particular, the compensation committee has the sole authority to retain compensation consultants to assist it in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Generally, the compensation committee’s process comprises two related elements: (i) the determination of compensation levels and (ii) the establishment of performance objectives for the current year. For executives other than the president and chief executive officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by the president and chief executive officer or the senior vice president of human resources. In the case of the president and chief executive officer, the evaluation of his performance is conducted by the compensation committee, which determines any adjustments to his compensation, including any equity awards to be granted. For all executives, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, models that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current

Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	35

Company-wide compensation levels, and recommendations of the committee’s compensation consultant, if any, including analyses of executive compensation paid at other companies identified by the consultant.

As permitted in its charter, the compensation committee has formed and delegated its authority to grant equity awards to non-officer employees to a non-executive stock option subcommittee. This subcommittee is currently composed of two members, one of whom is our president and chief executive officer. The other subcommittee member may be any one of our general counsel, chief financial officer or the senior vice president of human resources. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-officer employees, particularly new employees, within specified limits approved by the compensation committee. The subcommittee must follow the Company’s existing equity award guidelines when granting options to new hires and may not grant promotional or discretionary option awards to acquire more than an aggregate of 17,500 shares in any 12-month period to any existing non-executive employee. As part of its oversight function, the compensation committee reviews, on a quarterly basis, the list of awards approved by the subcommittee.

Role of the Compensation Consultant

In December 2010, the compensation committee retained the services of the independent executive consulting firm Radford Consulting Services, or Radford, to assist it in setting the Company’s 2011 executive compensation strategies. Radford reported directly to the compensation committee. Other than the services performed for the compensation committee and assistance provided to our accounting personnel in calculating stock-based compensation expense, Radford did not provide additional consulting services to the Company, although we do subscribe to Radford’s published compensation surveys which are widely used in our industry and are used by our human resources department to help benchmark salaries paid throughout our organization.

The compensation committee requested Radford to:

•	evaluate the efficacy of our existing executive compensation strategy and practices in supporting and reinforcing our long-term strategic goals;

•	assist in refining our executive compensation strategy and in developing and implementing executive compensation programs to execute that strategy;

•	provide market data for compensation arrangements of executives at similar companies in order to benchmark the reasonableness of the Company’s compensation; and

•	make recommendations for compensation to be paid to the Company’s executives based on guidelines and other input provided by the compensation committee.

As part of its engagement, the compensation committee requested Radford to develop a comparative group of companies and perform analyses of compensation levels for that group. At the request of the compensation committee, Radford also conducted individual interviews with members of the committee, the president and chief executive officer, the senior vice president of human resources and other members of senior management, as they deemed appropriate, to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which we compete.

Radford ultimately developed recommendations for our executive compensation that were presented to the compensation committee for its consideration. The compensation committee engaged in an active dialogue with Radford before finally approving the compensation for our executive officers for 2011 as described in detail below.

Benchmarking of Executive Compensation

For 2011, Radford benchmarked our executive compensation using a combination of peer

36	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

group proxy statement analysis and Radford’s own executive compensation surveys. Radford, with input from our compensation committee, developed its recommendation for the Company’s peer group by identifying publicly-traded semiconductor and broader technology companies with revenues between approximately $100 million and $400 million. The resulting peer group of twenty-one companies is set forth below and includes primarily semiconductor companies that are similar to us in business strategy or represent business or talent market competitors:

2011 Industry Peer Group
ANADIGICS	Mindspeed Technologies
Applied Micro Circuits	Monolithic Power Systems
Cavium Networks	Netlogic Microsystems
Cirrus Logic	Power Integrations
Echelon Corporation	Semtech Corporation
Exar Corporation	Sigma Designs
Hittite Microwave	Silicon Image
Integrated Silicon Solutions	Standard Microsystems
IXYS Corporation	Tessera Technologies
Lattice Semiconductor	Volterra Semiconductor
Micrel

In addition to proxy data from the peer group companies, the compensation committee used information provided by Radford from its own industry surveys and proprietary databases to benchmark compensation for each of our executive officer positions. For 2011, Radford collected market compensation data from the Radford Global Technology Compensation Survey, giving the peer group proxy data and survey data approximately equal weighting to develop percentile rankings for each element of 2011 compensation.

When considering the competitiveness of executive officer compensation levels, the compensation committee reviewed the compensation of each executive officer against the available market data for that executive officer from these benchmarking sources. The compensation committee did not use a formula to set pay in relation to this market data; rather it applied its own subjective discretion to determine compensation for each executive officer relative to such data.

Elements of Total Compensation

To accomplish our executive compensation program objectives, we provide our executive officers with compensation packages that generally consist of the following components: base salary, cash bonus and long-term equity incentives. Our executive officers are also entitled to potential payments upon specified termination or change of control events. Additionally, our executive officers receive other benefits that are generally available to our employees.

Base Salary

Base salaries are used to attract and retain employees by providing compensation that is not considered “at risk” as compared to other performance-based and long-term incentives. The initial base salary for each executive officer is established at the time of hire taking into consideration the executive officer’s scope of responsibilities, qualifications, experience, competitive salary information and internal equity. Base salary adjustments for ensuing years are determined based on an assessment of the executive’s job responsibilities, performance against job responsibilities, overall Company performance, competitive salary information and overall economic conditions. These factors are subjectively assessed by our compensation committee, and no methodology is used to systematically score or weight such factors in determining or adjusting base salaries. The compensation committee reviews base salaries during the first quarter of each fiscal year, and therefore any change in base salary reflects the Company’s prior year’s business and individual performance achievements. For purposes of setting base salary levels, the compensation committee considers both an executive officer’s exhibited value to the organization and its overall business, as well as his or her anticipated contributions to our future short-term and long-term success. In addition, the compensation committee also considers the market reference point for each executive officer’s base salary, based on the 50th percentile of companies in our peer group for the executive officers’ particular role.

In November 2010, Radford provided our compensation committee with its analysis

Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	37

regarding market cash compensation and recommendations for changes to 2011 base salaries for the Company’s executive officers. In March 2011, the compensation committee approved increases in base salaries for our executive officers in amounts necessary to bring them up to approximately the 50th percentile relative to our 2011 industry peer group. The increased base salaries for our named executive officers became effective on March 26, 2011 and are set forth in the table below:

Named Executive Officer	Title	Base Salary
Mr. Henry	President and Chief Executive Officer	$425,000
Mr. Lyle	Chief Financial Officer	$300,000
Mr. Bradford	Senior Vice President, Worldwide Sales	$255,000
Mr. Bridges	Senior Vice President, General Counsel and Corporate Secretary	$265,000
Mr. Gokhale	Senior Vice President, Marketing and Business Development	$260,000

The aggregate base salary information for 2011 for our named executive officers is detailed in the 2011 Summary Compensation Table.

Performance-Based Cash Bonuses

Cash bonuses are tied to annual corporate and individual performance and are considered an “at risk” element of overall compensation. Annual bonuses are intended to provide our executive officers an incentive to achieve overall Company goals, thereby enhancing shareholder value. Corporate goals for our cash bonus plans are designed to be challenging but attainable, and therefore reflect a pay-for-performance philosophy of compensation with a risk of achievement. Bonuses are generally not paid until after the end of the performance measurement period. The Company’s management bonus plan does include a provision for recovery of payments after they are made that would require an executive to return any portion of any cash bonus that had already been paid.

The target 2011 bonuses for each of our named executive officers, expressed as a percentage of the executive officer’s base salary, are set forth in the table below:

Named Executive Officer	Title	Target Bonus Percent
Mr. Henry	President and Chief Executive Officer	100%
Mr. Lyle	Chief Financial Officer	50%
Mr. Bradford	Senior Vice President, Worldwide Sales	60%
Mr. Bridges	Senior Vice President, General Counsel and Corporate Secretary	45%
Mr. Gokhale	Senior Vice President, Marketing and Business Development	40%

These target bonus percentages were set by our compensation committee and were consistent with our goal of providing target cash compensation to our named executive officers at approximately the 50th percentile relative to our 2011 industry peer group. Target cash compensation is comprised of base salary plus target cash bonus and assumes payout of the bonus at 100 percent of the target amount. The actual payouts under the 2011 management bonus plan to our named executive officers were zero, as further described below and reflected in the “Non-Equity Incentive Plan Compensation” column in the 2011 Summary Compensation Table.

2011 Management Bonuses. In March 2011, the compensation committee established the performance criteria for payouts of bonuses and the corresponding bonus amounts under the Company’s management bonus plan for 2011.

The 2011 performance criteria under the management bonus plan related solely to two financial metrics: (i) our 2011 revenues and (ii) our 2011 non-GAAP operating income. Management and our board of directors use non-GAAP operating income as a financial measure to manage the Company’s business, including setting operating budgets and benchmarking performance internally. Non-GAAP operating income excludes the effects of, among others, all forms of stock-based compensation, non-cash acquired

38	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

intangibles amortization and impairment charges, and restructuring charges.

Under the management bonus plan, no bonuses were payable in 2011 unless the Company achieved revenues of at least $255.0 million or non-GAAP operating income of at least $60.4 million. These minimum thresholds were intended to be challenging but attainable.

Assuming such minimum thresholds were met, the potential bonus payment any executive officer could receive was measured as a percentage of the executive officer’s base salary. Under the management bonus plan, in 2011, 50 percent of each executive officer’s target bonus payout was tied to the Company meeting or exceeding 2011 revenues goals, and 50 percent of the target bonus was tied to meeting or exceeding 2011 non-GAAP operating income goals. For each of these sets of goals, bonuses of up to 200 percent of target would be paid if the Company achieved “stretch” revenues or operating income levels that the compensation committee believed would be very difficult to achieve.

With respect to the 2011 revenues thresholds, each named executive officer would receive 50 percent of his target bonus payout if the Company achieved 2011 revenues of $255 million, 75 percent of his target bonus payout if the Company achieved 2011 revenues of $270 million, 100 percent if the Company achieved 2011 revenues of $300 million, 150 percent if the Company achieved 2011 revenues of $318.0 million and 200 percent if the Company achieved 2011 revenues of $335 million or more. With respect to the 2011 non-GAAP operating income thresholds, each named executive officer would receive 50 percent of his target bonus payout if the Company achieved 2011 non-GAAP operating income of $60.4 million, 75 percent if the Company achieved 2011 non-GAAP operating income of 68.1 million, 100 percent if the Company achieved 2011 non-GAAP operating income of $83.8 million, 150 percent if the Company achieved 2011 non-GAAP operating income of $91.0 million and 200 percent if the Company received non-GAAP operating income of $101.0 million or more.

The table set forth below provides a year-over-year comparison of our 2011 financial results to our 2010 financial results.

	2011	2010	Change %
Net Revenues, in millions	$240.6	$210.2	14%
GAAP net income, in millions	$26.6	$64.7	(59)%
Non-GAAP net income, in millions	$55.3	$45.2	22%
GAAP net income per share (diluted)	$0.30	$0.82
Non-GAAP net income per share (diluted)	$0.62	$0.55

The Company’s 2011 revenues and 2011 non-GAAP operating income were $240.6 million and $54.7 million, respectively, and, as a result, the Company did not achieve the thresholds required for bonuses to be paid under the management bonus plan in 2011.

Long-Term Equity Incentives

We provide long-term incentive compensation to our executive officers through equity awards that vest over four years from, and which, in the case of equity awards in the form of stock options, have an exercise price equal to the market price of our common stock on, the date of grant. Since our initial public offering in December 2007, we have issued such equity awards to executive officers and other employees under our 2007 equity incentive plan, or the 2007 Plan. This plan was established to provide incentives to our employees and consultants to execute on our long-term objectives and strategic initiatives. We believe these equity awards help align the interests of our executive officers with those of our shareholders. Given the growth stage of our business and industry risk profile, we believe the use of equity-based awards as a significant

Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	39

component of our compensation package for executive officers is the best approach to encourage executive officers to focus on the achievement of corporate goals that align the interests of our executive officers with creating long-term shareholder value.

The Company is required to record a non-cash, stock-based compensation expense for stock-based options and other awards, based on the grant date fair value of such awards. This expense is amortized under a straight-line method over the vesting period of each award.

Traditionally we have made equity awards to our executive officers in the form of stock options. In 2011, for the first time, we granted RSUs to all of our executive officers as part of their annual equity incentive awards. Our compensation committee believes that RSUs provide a valuable addition to our executive officer long-term incentive program. Compared with stock options, we do not have to issue as many RSUs to achieve a given level of compensation expense, so, to the extent RSU’s are issued in lieu of stock options, the dilutive effect of our employee equity incentives on our outstanding shares will be reduced. RSUs also provide a more direct correlation between the compensation expense we must record for financial accounting purposes and the actual value delivered to our executive officers, and they are less subject to market volatility than stock options. Beginning in 2011 our compensation committee approved the inclusion of RSUs in the annual equity-based awards granted to our executive officers, with each award including both stock options and RSUs at a ratio of 70 percent to 30 percent, respectively, where each RSU was deemed to have a value equivalent to 2.5 stock options.

In addition to stock options and RSUs, the 2007 Plan allows for other types of equity awards. Our compensation committee has not ruled out the use of other types of equity incentives in the future; however, for the present, the compensation committee intends to continue to grant stock options and RSUs as the exclusive types of long-term equity incentive for the Company’s executive officers. The compensation committee believes that equity-

based awards that include a combination of stock options and RSUs provide an appropriate balance between expenses, dilution, alignment with shareholder interests, compensatory value and retention value.

We do not have a fixed policy for allocating compensation between long-term incentives and annual compensation or between cash and non-cash compensation. For 2011, when we raised target cash compensation to approximate the 50th percentile of our 2011 industry peer group, we also relied on the market data provided by Radford to make equity grants that approximated the 50th percentile of our 2011 industry peer group.

Equity-Based Awards. Our 2007 Plan authorizes us to grant stock options and RSUs to employees, consultants and directors. With respect to executive officers, equity-based awards are typically granted and effective upon commencement of employment and on an annual basis thereafter, generally in conjunction with our annual performance evaluation process. The compensation committee also has the discretion to make grants in connection with promotions. All equity-based awards to executive officers require the approval of our compensation committee before they are awarded.

In determining the size of the annual equity-based awards granted to our existing executive officers, the compensation committee considers the performance of the executive officer in achieving corporate goals and enhancing shareholder value, the overall number and exercise prices of both vested and unvested equity-based awards held by the executive officer, and the number of equity-based awards and timing of those awards made to executive officers in comparable positions within a group of comparable companies. These factors are considered on a collective basis, and our compensation committee, together with input from the president and chief executive officer for executives other than himself, and the senior vice president of human resources, then makes a subjective determination as to the size of option grants and RSU awards based on these factors taken as a whole.

40	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

Stock options are priced at the fair value of our common stock on the date the award is granted. Generally, 25 percent of the shares subject to stock options vest one year from the effective date of grant and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting in certain situations such as in connection with termination of employment following a change of control. Our stock options generally expire 10 years from the date of grant.

RSUs entitle the holder to receive shares of our common stock at the time of vesting, without the payment of an exercise price or other cash consideration. RSUs vest over a period of continuous service measured from the award date, and in general vest in four annual installments with 25 percent of the shares subject to the RSU award vesting on each anniversary of the award date, subject to acceleration of vesting in certain situations such as in connection with termination of employment following a change of control.

2011 Equity-Based Awards. In April 2011, our compensation committee convened to determine the size of the annual stock option grants to be awarded to our officers and key employees, including the named executive officers. The compensation committee targeted stock option awards for the Company’s executive officers at the 50th percentile relative to our 2011 industry peer group, with the possibility of awarding options at up to the 75th percentile and down to the 25th percentile to individual executives based on input from the president and chief executive officer for those other than himself and the compensation committee’s subjective assessment of the officer’s past performance, the officer’s expected future contributions, the period of the prior year the executive was employed by the Company, and the extent to which the value of the officer’s unvested stock options were expected to help continue to retain his or her services.

In January 2011, the compensation committee approved new stock option grants to the named executive officers and established that the date the awards would be granted would be April 13, 2011. Equity-based awards made in 2011 to our named executive officers are set forth in the 2011 Grants of Plan-Based Awards Table and the outstanding equity-based awards held by our named executive officers as of December 31, 2011 are set forth in the 2011 Outstanding Equity Awards at Year-End Table.

Based on the survey and peer group data provided by Radford, the combined number of options and RSUs granted to our named executive officers in April 2011, as a percentage of outstanding shares, was generally competitive with the 50th percentile relative to our 2011 industry peer group. The combined value of the options and RSUs granted in April 2011 to our named executive officers was also between the 50th and 75th percentiles relative to our 2011 industry peer group.

Severance and Change of Control Payments

We have entered into agreements containing severance benefits for our president and chief executive officer and agreements containing change of control provisions with all of our named executive officers, the terms of which are described in Executive Compensation Tables—2011 Compensation Arrangements of Named Executive Officers—Employment and Severance Arrangements. These agreements provide for a varying combination of a lump-sum cash payment, continued benefits and acceleration of vesting on outstanding equity-based awards upon termination, in the case of our president and chief executive officer, and in connection with a change of control, in the case of all executive officers. The change of control provisions contained in these agreements include a “double trigger,” meaning that they do not become operative in the event of a change of control unless the executive’s employment is terminated involuntarily without cause, or voluntarily with good reason, in connection with the transaction.

Given the nature of the industry in which we participate and the range of strategic initiatives we may explore, we believe these severance and change of control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals. In addition, since we

Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	41

believe it may be difficult for our executive officers to find comparable employment following a termination without cause or resignation with good reason in connection with or following a change of control, these severance and change of control benefits are intended to ease the consequences to an executive officer of an unexpected termination of employment. By establishing these severance and change of control benefits, we believe we can mitigate the distraction and loss of executive officers that may occur in connection with rumored or actual fundamental corporate changes and thereby protect shareholder interests while a transaction is under consideration or pending.

Other Compensation

In order to remain competitive and recruit and retain highly talented individuals, we provide other forms of compensation from time to time, such as the ability to participate in our employee stock purchase plan through regular payroll deductions, paid premiums on group life insurance policies, supplemental disability insurance coverage, a section 401(k) savings/retirement plan, relocation benefits and hiring bonuses. We also provide personal paid time off and paid holidays to all employees, including our executive officers, which are comparable to those provided at comparable companies.

Option Grant Timing and Pricing Disclosure

The compensation committee has adopted an equity grant policy that provides that, to the extent that annual equity awards are granted to executive officers in a given year, the compensation committee will consider and approve such grants at a compensation committee meeting held within the first 120 days of each year.

The annual meetings during which annual equity awards are typically determined are generally scheduled to follow the expected release of our earnings for the fourth quarter of the previous year, and occur at a time that is expected to be during a fixed “window” period, or a specified period outside of which our directors, officers and certain employees are restricted from trading in our securities. The awards approved by the compensation committee will be granted effective as of the date of the compensation committee’s approval thereof. The exercise price will be the closing market price of our common stock on the date of grant, or if the date of grant occurs on a weekend or holiday when NASDAQ is closed, then the exercise price is the closing price of the immediately preceding trading day. Our newly hired executive officers receive an option grant that is considered and approved by the compensation committee. The effective date of the option grant is the later of the date of the compensation committee approval thereof or the date of hire. Equity award grants relating to a promotion or other discretionary awards to an executive officer are made by the compensation committee at the first meeting of the compensation committee following the promotion of the executive officer or other applicable event. The equity award grant is effective as of the date of the compensation committee’s approval. For stock options and stock appreciation rights for both new hires and promotion or other discretionary awards to executive officers, the exercise price is equal to the closing price of our common stock on the date of grant, or if the date of grant occurs on a weekend or holiday when NASDAQ is closed, then the exercise price is the closing price on the immediately preceding trading day.

Under the terms of our Directors’ Plan, each individual who is elected or appointed for the first time to be our non-employee director automatically receives an initial grant of an option to purchase 40,000 shares of our common stock on the date of his or her initial election or appointment to our board. In addition, each non-employee director whose term on our board continues following our annual meeting of shareholders and who has served on our board for at least 90 days prior to such annual meeting automatically receives, on the date of such annual meeting, an option to purchase 10,000 shares of our common stock, and a RSU award for a number of shares of common stock equal to $50,000 divided by the closing sale price of our common stock per share as reported on The NASDAQ Global Select Market on the grant date.

42	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

EXECUTIVE COMPENSATION TABLES

2011 SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	(1)	Salary ($)		(2)	Bonus ($)	(3)	Stock Awards ($)	(4)	Option Awards ($)	(5)	Non-Equity Incentive Plan Compensation ($)	(6)	All Other Compensation ($)	(7)	Total ($)
Patrick Henry President and Chief Executive Officer	2011 2010 2009		419,141 383,486 300,000	(8)		– 927 22,536		402,300 – –		1,600,200 1,308,000 411,325		– 760,000 112,464		5,350 552 414		2,426,991 2,452,965 846,739
David Lyle Chief Financial Officer	2011 2010 2009		303,443 277,422 220,000	(8)		– 25,927 37,517		134,100 – –		533,400 654,000 164,530		– 295,000 52,483		5,348 407 304		976,291 1,252,756 474,834
William Bradford(9) Senior Vice President, Worldwide Sales	2011 2010 2009		253,828 250,000 53,265			– 1,014 –		89,400 – –		355,600 196,200 642,740		– 300,000 20,117		36,381 28,230 86		735,209 775,444 716,208
Lance Bridges(10) Senior Vice President, General Counsel and Corporate Secretary	2011 2010 2009		261,484 – –			– – –		84,930 – –		337,820 – –		– – –		5,483 – –		689,717 – –
Vinay Gokhale Senior Vice President, Marketing and Business Development	2011 2010 2009		266,828 255,000 253,263	(8)		– 927 11,979		89,400 – –		355,600 277,950 137,460		– 229,500 63,021		20,473 14,088 11,553		732,301 777,465 477,276

(1)	We have provided information on compensation received by our principal executive officer, principal financial officer and our three other most highly compensated executive officers as of December 31, 2011. We refer to these individuals as our named executive officers from time to time in our proxy statement.

(2)	The amounts in this column represent salaries actually earned for services performed by the named executive officers in the periods indicated. The 2009 salaries for Mr. Gokhale and Mr. Bradford represent amounts earned by them in 2009 after joining us in January 2009 and October 2009 respectively.

(3)	The amounts in this column represent discretionary cash or cash value bonuses earned by the named executive officers during the periods indicated, which amounts may have been paid to these individuals subsequent to the periods indicated. No discretionary bonuses were paid in 2011. The 2010 amounts include the value of the iPad (or the cash bonus equivalent) awarded under the terms of our 2010 discretionary bonus plan, which was approved by the compensation committee in November and December 2010, for services performed in 2010. Each of Mr. Lyle’s 2010 and 2009 bonuses includes a $25,000 retention bonus that he earned in March 2010 and March 2009, respectively, under the terms of his 2008 retention bonus agreement, as further described in 2011 Compensation Arrangements of Named Executive Officers—Retention Agreement. Mr. Gokhale’s 2009 bonus includes a $10,000 signing bonus paid to him under the original terms of his offer letter with the Company.

(4)	The dollar value of RSUs shown represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 that are attributable to RSU awards granted to these individuals during the periods indicated. These award fair values have been determined based on the assumptions set forth in Stock-Based Compensation Expense in Note 8 of the notes to consolidated financial statements included in our Annual Report. As these values reflect the aggregate grant date fair value, they do not necessarily correspond to the actual value that may be recognized by the named executive officers.

(5)	The dollar value of stock options shown represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 that are attributable to stock option awards granted to these individuals during the periods indicated. These award fair values have been determined based on the assumptions set forth in Stock-Based Compensation Expense in Note 8 of the notes to consolidated financial statements included in our Annual Report. As these values reflect the aggregate grant date fair value, they do not necessarily correspond to the actual value that may be recognized by the named executive officers.

(6)	No bonuses were paid to any of the named executive officers who were eligible to receive bonuses in 2011 under the Company’s 2011 management bonus plan. The 2010 values in this column represent cash bonuses earned by the named executive officers based on the Company’s performance during 2010 under the Company’s management bonus plan that was adopted in April 2010. The 2009 values in this column represent cash bonuses earned by the named executive officers based on the Company’s performance and their respective individual performances during the periods indicated under the Company’s 2009 management bonus plan.

(7)

The 2009 and 2010 values shown in this column reflect life insurance premiums, relocation expenses and commuting expenses paid by us on behalf of the named executive officers. The 2011 values in this column include the elements of all other compensation identified in the following table which excludes, as permitted by SEC rules, the amounts paid by us for

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perquisites and other personal benefits where the total value of all perquisites and personal benefits received by the individual named executive officer is less than $10,000.

(8)	The amounts shown for 2011 include a cash-out of a portion of accrued vacation in the amount of $4,615 for Mr. Lyle and $8,000 for Mr. Gokhale. The amounts show for 2010 include a cash-out of a portion of accrued vacation in the amount of $6,923 for Mr. Henry. No other named executive officer received a cash-out of any portion of accrued vacation in 2011, 2010 or 2009.

(9)	Mr. Bradford resigned as our senior vice president, worldwide sales effective January 3, 2012.

(10)	As permitted by the SEC rules, 2010 and 2009 compensation data has not been provided for Mr. Bridges because Mr. Bridges was not a named executive officer in such years.

Details of 2011 All Other Compensation
Name and Principal Position	Life Insurance Premium ($)	Company Matching 401k Contributions ($)	Commuting Expense ($)		Total ($)
Patrick Henry	450	4,900	–		5,350
David Lyle	448	4,900	–		5,348
William Bradford	367	4,900	31,114	(1)	36,381
Lance Bridges	583	4,900	–		5,483
Vinay Gokhale	376	4,900	15,197	(2)	20,473

(1)	These commuting expenses were incurred in 2011 but may have been paid subsequent to 2011. These expenses were paid to Mr. Bradford under the terms of his amended and restated offer letter and relocation agreement with us, which is further described in 2011 Compensation Arrangements of Named Executive Officers—Relocation Benefits.

(2)	These commuting expenses were incurred in 2011 but may have been paid subsequent to 2011. These expenses were paid to Mr. Gokhale under the terms of his amended and restated offer letter and relocation agreement with us, which is further described in 2011 Compensation Arrangements of Named Executive Officers—Relocation Benefits.

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44	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

The following table provides additional information about equity-based awards granted to our named executive officers during the year ending December 31, 2011. The equity incentive plans under which the grants in the following table were made are described in the Compensation Discussion and Analysis section headed “Long-Term Equity Incentives.”

2011 GRANTS OF PLAN-BASED AWARDS TABLE
Name	Grant Date	All Stock Awards: Number of Shares of Stock or Units (#)	(1)	All Option Awards: Number of Securities Underlying Options (#)	(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)	(3)
Mr. Henry	4/13/2011 4/13/2011	54,000		315,000		7.45	1,600,200 402,300
Mr. Lyle	4/13/2011 4/13/2011	18,000		105,000		7.45	533,500 134,100
Mr. Bradford	4/13/2011 4/13/2011	12,000		70,000		7.45	355,600 89,400
Mr. Bridges	4/13/2011 4/13/2011	11,400		66,500		7.45	337,820 84,930
Mr. Gokhale	4/13/2011 4/13/2011	12,000		70,000		7.45	355,600 89,400

(1)	The stock awards reported in the above table represent RSUs issued under our 2007 Plan. Each RSU entitles the executive to receive one share of our common stock at the time of vesting without the payment of an exercise price or other consideration. Generally, 25 percent of the shares subject to a RSU vest on the first anniversary of the grant date and the remainder in equal annual installments over the following three years, subject to acceleration of vesting in certain situations such as in connection with a change of control.

(2)	Amounts shown represent stock options issued under our 2007 Plan that will, in general, vest and become exercisable with respect to 25 percent of the shares subject to the stock option one year from the grant date and the remainder of the shares in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting in certain situations such as in connection with a change of control.

(3)	The shares of common stock underlying these stock option grants and RSU awards were valued as of their respective grant dates in accordance with FASB ASC Topic 718. These equity-based award fair values have been determined based on the assumptions set forth in Stock-Based Compensation Expense in Note 6 of the notes to consolidated financial statements included in our Annual Report. As these values reflect the aggregate grant date fair value, they do not necessarily correspond to the actual value that may be recognized by the named executive officers.

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The following table summarizes the equity awards we have granted to our named executive officers which are outstanding as of December 31, 2011.

2011 OUTSTANDING EQUITY AWARDS AT YEAR-END TABLE
	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options— Exercisable (#)	Number of Securities Underlying Unexercised Options— Unexercisable (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)	(3)
Mr. Henry	240,802	–	1.4950	5/17/2017	–		–
	180,882	85,785	1.9900	3/19/2018	–		–
	161,458	88,542	2.4100	5/21/2019	–		–
	166,666	233,334	4.8600	4/8/2020	–		–
	–	315,000	7.4500	4/13/2021	–		–
	–	–	–	–	54,000		275,940
Mr. Lyle	38,376	21,447	1.9900	3/19/2018	–		–
	64,583	35,417	2.4100	5/21/2019	–		–
	83,333	116,667	4.8600	4/8/2020	–		–
	–	105,000	7.4500	4/13/2021
	–	–	–	–	18,000		91,980
Mr. Bradford	52,919	160,417	2.6100	10/6/2019	–		–
	25,000	35,000	4.8600	4/8/2020	–		–
	–	70,000	7.4500	4/13/2021
	–	–	–	–	12,000		61,320
Mr. Bridges	19,218	21,447	1.9900	3/19/2018	–		–
	27,085	35,417	2.4100	5/21/2019	–		–
	33,333	46,667	4.8600	4/8/2020	–		–
	–	66,500	7.4500	4/13/2021	–		–
	–	–	–	–	11,400		58,254
Mr. Gokhale	50,750	81,250	0.6800	2/6/2019	–		–
	35,416	49,584	4.8600	4/8/2020	–		–
	–	70,000	7.4500	4/13/2021	–		–
	–	–	–	–	12,000		61,320

(1)	Generally, 25 percent of the common stock underlying each stock option vests on the one year anniversary of the date of grant or, in some cases, the date of hire, with the remainder vesting in equal monthly installments over the following 36 months, subject to accelerated vesting as described in 2011 Compensation Arrangements of Named Executive Officers.

(2)	Generally, 25 percent of the shares of common stock underlying each RSU vests on the one year anniversary of the date of grant or, in some cases, the date of hire, with the remainder vesting in equal annual installments over the following three years, subject to accelerated vesting as described in 2011 Compensation Arrangements of Named Executive Officers.

(3)	Represents the closing price of our common stock on December 30, 2011 of $5.11 per share, as reported by The NASDAQ Global Select Market, multiplied by the number of shares underlying RSUs that had not vested as of December 31, 2011.

46	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

The following table provides additional information about the value realized by the named executive officers on option award exercises and stock award vesting during the year ended December 31, 2011.

2011 OPTION EXERCISES AND STOCK VESTED TABLE
	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	(2)
Mr. Henry	216,889	1,162,277	–	–
Mr. Lyle	16,680	38,178	–	–
Mr. Bradford	34,664	162,041	–	–
Mr. Bridges	15,000	146,672	32,052	$275,421
Mr. Gokhale	49,000	468,193	–	–

(1)	These shares were issued upon “early exercise” of stock options in which both vested and unvested portions of the options are exercised but the shares of common stock attributable to the unvested portion of the options are subject to repurchase options in favor of the Company that lapse in accordance with the original vesting schedule of the options.

(2)	The value realized on vesting of outstanding stock awards is calculated by multiplying the closing price of our common stock as of the vesting date by the number of shares that vested. The calculation of the value realized on vesting does not take into account any taxes that may be payable in connection with the transaction.

2011 PENSION BENEFITS

None of our named executive officers participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us. Our compensation committee may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interests.

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Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	47

The following table provides information on the non-qualified deferred compensation of our named executive officers. A description of our non-qualified deferred compensation plan is included in the Compensation Discussion and Analysis section headed “Changes Made in 2011 to Our Executive Compensation Programs.”

2011 NONQUALIFIED DEFERRED COMPENSATION PLAN
NON-QUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions In 2011 ($)		Registrant Contributions in 2011 ($)	Aggregate Earnings in 2011 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2011 ($)
Mr. Henry	–		–	–	–	–
Mr. Lyle	–		–	–	–	–
Mr. Bradford	–		–	–	–	–
Mr. Bridges	–		–	–	–	–
Mr. Gokhale	75,833	(1)	0	713	0	76,857

(1)	The amount disclosed in this column is also reported in the 2011 Summary Compensation Table with the amount included in the “Salary” column for the current year.

2011 Compensation Arrangements Of Named Executive Officers

Our named executive officers received their cash and equity compensation under the terms of their employment arrangements with us which are detailed further below. The specific amounts of salaries, bonuses and other equity and non-equity compensation that our named executive officers receive under their employment arrangements with us are determined by our compensation committee with a view to ensuring that the total compensation amounts are competitive when measured against benchmarked compensation data of our industry peers, as further described in Compensation Discussion and Analysis. We do not have a set policy for allocating compensation between long-term incentives and annual compensation or between cash and non-cash compensation.

The 2011 salaries and bonuses of each of Mr. Henry, Mr. Lyle, Mr. Bradford, Mr. Bridges and Mr. Gokhale represent 17, 31, 35, 38 and 35 percent of their respective total compensation for 2011.

Employment and Severance Arrangements

In connection with the commencement of their employment, we entered into offer letters with the named executive officers setting forth their respective initial base salaries, bonus eligibility and other employment benefits. Each named executive officer’s employment is on an “at-will” basis and each of them can be terminated by us or the named executive officer at any time, for any reason and with or without notice, subject, in the case of our president and chief executive officer, to the severance provisions of his executive employment agreement, and, with respect to all other named executive officers, to the terms of their change of control agreements. These agreements generally entitle the officers to receive cash severance, continued healthcare benefits and acceleration of vesting of outstanding equity awards, among other things, in the event their employment is terminated under specified circumstances. Regardless of the manner in which a named executive officer’s employment terminates, the named executive officer is entitled to receive amounts earned during his term of employment, including unpaid wages and accrued and unused vacation pay.

48	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

Potential Payments under Severance Arrangements

Chief Executive Officer. Under the terms of our December 2009 amended and restated executive employment agreement with Mr. Henry, he is entitled to receive the following compensation in the event of either his termination without cause or resignation for good reason at any time, conditioned upon his execution of a full general release of all claims against the Company and continued compliance with his other post-termination obligations to the Company, including a non-solicit during any time in which he is receiving severance benefits:

•	cash severance equal to 12 months’ base salary to be paid in a lump sum;

•	a pro-rated portion of any performance-based cash bonus award to be paid in a lump sum;

•

accelerated vesting of 50 percent of all unvested stock options and equity awards and an extended period of up to one year after Mr. Henry’s termination date to exercise all vested stock options and other equity awards, to the extent applicable; and

•	payment of premiums for medical, dental and vision benefits for 12 months after termination.

In the event a termination without cause or a resignation for good reason occurs within four and one-half months before or one year following a change of control of the Company or Mr. Henry’s employment terminates due to his death or disability during such period, under the terms of the agreement, Mr. Henry will receive the severance benefits described above, but his cash severance will be increased to 18 months’ base salary, he will not receive any pro-rated performance-based cash bonus and his accelerated vesting will cover all unvested stock options and other equity awards.

Other Executive Officers. Under the terms of their change of control agreements our other executive officers, including the named executive officers, are entitled to receive the following compensation in the event of either a termination without cause or resignation for good reason within 12 months following a change of control, conditioned upon their execution of a full general release of all claims against the Company and continued compliance with their other post-termination obligations to the Company:

•	cash severance equal to 12 months’ base salary to be paid in a lump sum;

•

accelerated vesting of stock options, RSUs and other equity awards that would have vested during the 24 months following the termination date (such acceleration will apply to options or awards subject to performance-based or milestone-based vesting only if absent such acceleration provision the relevant performance measure or milestone was required to be satisfied within such 24 month period for such vesting to occur);

•	payment of premiums for medical, dental and vision benefits for six months after termination; and

•	expiration of the obligation to repay certain relocation and commuting expenses set forth in Mr. Bradford’s offer letter and relocation agreement with us.

The following table sets forth potential payments payable to our named executive officers upon termination of employment or a change of control assuming their employment was terminated on December 31, 2011. Our compensation committee may, in its discretion, revise, amend or add to the benefits if it deems advisable.

Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	49

ESTIMATED BENEFITS UPON TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON

	No Change of Control								Upon Change of Control(1)
	Salary	(2)	Continuation of Healthcare Benefits or Social Payments	(3)	Accelerated Vesting of Stock Options, RSUs and “Early Exercised” Shares	(4)	Total	(5)	Salary	(2)	Continuation of Healthcare Benefits or Social Payments	(3)	Accelerated Vesting of Stock Options, RSUs and “Early Exercised” Shares	(4)	Total
Name	($)		($)		($)		($)		($)		($)		($)		($)
Mr. Henry	425,000		20,210		420,493		865,703		637,500		20,210		840,986		1,498,696
Mr. Lyle	–		–		–		–		300,000		10,105		233,531		543,636
Mr. Bradford	–		–		–		–		255,000		6,965		439,203		701,168
Mr. Bridges	–		–		–		–		265,000		10,105		201,668		476,773
Mr. Gokhale	–		–		–		–		260,000		8,933		401,223		670,156

(1)	The payable amounts shown in this category assume that the termination or resignation occurs within the time period specified in the applicable change of control agreement.

(2)	These amounts are based on 2011 salaries.

(3)	These amounts represent the present value of post-termination medical, dental and vision insurance coverage for the named executive officers.

(4)

Represents the aggregate value of the accelerated vesting of the executive officer’s unvested stock options and RSUs. The amounts shown as the value of the accelerated equity-based awards is calculated by multiplying the closing price of our common stock on December 30, 2011 of $5.11 per share, as reported by The NASDAQ Global Select Market, by the number of shares subject to accelerated vesting, less, with respect to stock options, the stock option exercise price. Outstanding options, if any, with an exercise price greater than $5.11 per share are not included in the calculation as it is assumed that these options would not be exercised.

(5)	This amount excludes the pro-rated performance cash bonus award that Mr. Henry would have been eligible to receive under the terms of his amended and restated executive employment agreement. See—Employment and Severance Arrangements.

Relocation Benefits

Each of Mr. Bradford and Mr. Gokhale joined us in 2009. To induce their employment with us, we provide relocation benefits to them under the terms of their respective offer letters and relocation agreements with us. In April 2010, we revised the terms of Mr. Bradford’s and Mr. Gokhale’s relocation benefits and entered into an amended and restated offer letter and relocation agreement with each of them to take advantage of certain tax deductions associated with the costs of the relocation benefits we provide. As such, each of Mr. Bradford’s and Mr. Gokhale’s amended and restated agreement combines into a single agreement the revised terms of his original offer letter and relocation agreement.

Mr. Bradford. Under the terms of our April 2010 amended and restated offer letter and relocation agreement with Mr. Bradford, our former senior vice president, worldwide sales, the Company provided a relocation assistance package of up to $150,000 payable towards commuting expenses and qualified relocation expenses if he relocated to San Diego by August 30, 2010. No more than $100,000 of the relocation package could be used towards commuting expenses and we were not required to reimburse Mr. Bradford for any commuting expenses that exceed $5,500 per month. Mr. Bradford chose not to relocate to San Diego by August 30, 2010 and, as such, we continued to reimburse him for his commuting expenses, subject to the limitations set forth in the preceding sentence, until the earlier of all $100,000 allocated to commuting expenses had been exhausted, he

50	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

relocated his principal residence to San Diego or his employment terminated. Under the terms of Mr. Bradford’s amended and restated offer letter and relocation agreement, if Mr. Bradford was of continuous service with us, he would have been required to reimburse us for certain expenses. Mr. Bradford’s employment with us terminated on January 3, 2012 and, as of such date, Mr. Bradford was no longer subject to any reimbursement obligations under the terms of his amended and restated offer letter and relocation agreement.

Mr. Gokhale. Under the terms of our April 2010 amended and restated offer letter and relocation agreement with Mr. Gokhale, our senior vice president, marketing and business development, we provide a relocation assistance package of up to $100,000 payable towards commuting expenses and qualified relocation expenses if he relocated to San Diego by the first anniversary of his date of hire. Because Mr. Gokhale did not relocate to San Diego by the specified deadline, he was permitted to use any portion of the remaining relocation assistance amounts for commuting expenses not to exceed $3,000 per month, until he exhausts all of his relocation assistance amounts, relocates his principal residence to San Diego or is terminated, whichever occurs earlier. Under the terms of Mr. Gokhale’s amended and restated offer letter and relocation agreement, if Mr. Gokhale was terminated by us “for cause” or voluntarily terminated his employment prior to completing 36 months of continuous service with us, he would have been required to reimburse us for a pro-rated amount of any non-commuting expenses paid or reimbursed by us, but he would not have been required to reimburse us for any commuting expenses paid to him. The third anniversary of Mr. Gokhale’s commencement of employment with us occurred in January 2012.

Retention Agreement

Under the terms of Mr. Lyle’s March 2009 retention agreement, he earned $25,000 in the first quarter of 2009 and $25,000 in the first quarter of 2010. Mr. Lyle’s retention payments were separate from his base salary and any future bonus that he may have received under any of our management bonus plans. In the event that Mr. Lyle had voluntarily terminated his employment prior to March 31, 2011, he would have been required to return a pro-rated portion of any retention payments that he had received to the Company. This right of recoupment, or “claw back,” expired in March 2011 with respect to Mr. Lyle’s 2009 and 2010 retention bonuses.

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Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	51

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2011, with respect to all Entropic’s equity compensation plans in effect on that date.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	11,696,428	(1)	$4.5511	(2)	11,864,375	(3)
Equity compensation plans not approved by shareholders(4)	—		N/A		—
Total	11,696,428		$4.5511		11,864,375

(1)	This amount includes shares that are issuable upon the exercise of stock options, RSUs and other stock awards outstanding under our 2001 stock option plan, RF Magic, Inc. 2000 incentive stock plan, 2007 Plan and Directors’ Plan. RSUs issued under the 2007 Plan entitle the holder to one share of common stock for each unit that vests over the holders period of continued service.

(2)	Calculated without taking into account the 625,671 shares of common stock subject to outstanding RSUs that become issuable as those units vest, without any cash consideration or other payment required for such shares.

(3)	This amount includes the following:

•

8,974,115 shares reserved for issuance under our 2007 Plan. This amount will automatically increase annually on January 1 of each year through January 1, 2017, by a number equal to the lesser of (i) five percent of the aggregate number of shares of our common stock outstanding on December 31 of the preceding calendar year, (ii) 7,692,307 shares of common stock, or (iii) a lesser number of shares of common stock that may be determined by our board or a duly authorized committee of our board. The number of shares reserved for issuance under our 2007 Plan may also be increased by up to a maximum of 1,120,640 shares of common stock as of December 31, 2011 in the event of the termination or expiration of outstanding awards under our 2001 stock option plan and the RF Magic, Inc. 2000 incentive stock plan or upon our repurchase of unvested shares of common stock that have been issued upon “early exercise” of options granted under such plans.

•

248,757 shares reserved for issuance under our Directors’ Plan. This amount will automatically increase annually on January 1 of each year through January 1, 2017, by a number equal to the excess of (i) the number of shares of our common stock subject to options granted under the plan during the preceding calendar year, over (ii) the number of shares, if any, added back to the share reserve of the plan during the preceding calendar year, unless the board designates a lesser number of shares of common stock prior to the first day of any calendar year.

•

2,641,503 shares reserved for issuance under our 2007 employee stock purchase plan. This amount will automatically increase annually on January 1 of each year through January 1, 2017, by a number equal to the lesser of (i) one-and-a-half percent of the aggregate number of shares of our common stock outstanding on December 31 of the preceding calendar year, (ii) 2,307,692 shares of common stock, or (iii) a lesser number of shares of common stock that may be determined by our board or a duly authorized committee of our board.

(4)	As of December 31, 2011, we did not have any equity compensation plans that were not approved by our shareholders.

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52	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders

Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2013 Annual Meeting of Shareholders, the proposal must be received by us at our corporate headquarters at 6290 Sequence Drive, San Diego, California 92121-4358 by December 6, 2012. The proposal should be sent to the attention of the Secretary of the Company.

Under our amended and restated bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders.

These procedures provide that nominations for director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive the notice, or the Shareholder Notice, of your intention to introduce a nomination or to propose an item of business at our 2013 Annual Meeting of Shareholders:

•

not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary of this year’s Annual Meeting if the 2013 Annual Meeting of Shareholders is being held within 30 days preceding or following the anniversary date of this year’s Meeting (May 15, 2012);

•

not earlier than the close of business on the 120th day prior to the 2013 Annual Meeting of Shareholders and not later than the close of business on the later of the 90th day prior to the 2013 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of the 2013 Annual Meeting of Shareholders is first made if the 2013 Annual Meeting of Shareholders is being held more than 30 days prior to or delayed by more than 30 days after the anniversary date of this year’s Meeting.

For example, assuming that our 2013 Annual Meeting of Shareholders is held on the anniversary date of this year’s Annual Meeting, we must receive the Shareholder Notice no earlier than January 15, 2013 and no later than February 14, 2013. If we do not receive the Shareholder Notice by that date, any matter that is identified in the late Shareholder Notice will not be introduced at the 2012 Annual Meeting of Shareholders.

The Shareholder Notice must include:

•	the name and address of each shareholder giving the Shareholder Notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (the “Proponent”);

•	the class, series and number of shares that are owned beneficially and of record by each Proponent;

•

a description of any oral or written agreement, arrangement or understanding with respect to any director nomination or other proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing;

•

a representation that the Proponents are holders of record or beneficial owners of shares entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person(s) or to propose the business specified in the Shareholder Notice;

Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	53

•

a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of the Company’s voting shares to elect such director nominee(s) or to carry such proposal;

•	to the extent known by any Proponent, the name and address of any other shareholder supporting the proposal on the date of such Shareholder Notice; and

•

description of all derivative transactions by each Proponent during the previous 12-month period, including the date of such transaction and the class, series and number of securities involved in, and the material economic terms of, such transaction.

Additionally, a shareholder nominating a person for election as a director must include in the Shareholder Notice certain biographical information about each director nominee and each director nominee must deliver a written questionnaire that discloses any voting commitments the nominee may have with a third person and a commitment by the nominee to comply with our corporate governance standards and certain other policies and guidelines if elected.

Any Shareholder Notice submitted to us must be updated and supplemented in writing, as necessary, so that the information provided or required to be provided in the Shareholder Notice is true and correct in all material respects as of (i) the record date of the 2013 Annual Meeting of Shareholders and (ii) as of the date that is five business days prior to the date of the 2013 Annual Meeting of Shareholders.

The board is not aware of any matters that are expected to come before the 2012 Annual Meeting of Shareholders other than those referred to in this proxy statement.

If any other matter should come before the Annual Meeting, the proxies appointed by the board intend to vote the proxies in accordance with their best judgment.

The chairman of the 2012 Annual Meeting of Shareholders may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Whether or not you plan to attend the Annual Meeting, please vote your shares promptly.

By order of the Board of Directors,

Lance W. Bridges

Senior Vice President, General Counsel and Corporate Secretary

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54	Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2011

INFORMATION CONCERNING ENTROPIC’S ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

We hereby cordially invite you to attend our 2012 Annual Meeting of Shareholders, or Annual Meeting, which will be held on Tuesday, May 15, 2012 at Entropic’s corporate headquarters located at:

Entropic Communications, Inc.

6290 Sequence Drive

San Diego, California 92121

(858) 768-3600

Check-in begins at 1:30 p.m., Pacific Daylight Time

Meeting begins at 2:00 p.m., Pacific Daylight Time

If You Plan to Attend the Annual Meeting:

Only Entropic shareholders as of the close of business on March 26, 2012 are entitled to attend our Annual Meeting. Each shareholder should be prepared to present:

(1) Valid photo identification, such as a driver’s license or passport; and

(2) Shareholders holding their shares through a broker, bank, trustee, or nominee will need to bring proof of beneficial ownership as of the Record Date, such as their most recent account statement reflecting their stock ownership prior to March 26, 2012, a copy of the voting instruction card provided by their broker, bank, trustee, or nominee, or similar evidence of ownership.

If you are a beneficial owner, like a vast majority of our shareholders, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described in the proxy statement so that your vote will be counted if you later decide not to attend the meeting.

Directions to Entropic Communications:

From the North	From the South:	From the West:

Take Interstate 5 South Continue onto Interstate 805 South Take exit 27 toward Mira Mesa Blvd Turn left onto Sorrento Valley Road Continue onto Mira Mesa Blvd Turn left onto Sequence Drive	Take Interstate 805 North Take exit 27A toward Mira Mesa Blvd/Vista Sorrento Parkway Turn right onto Sorrento Valley Road Continue onto Mira Mesa Blvd Turn left onto Sequence Drive	Take CA-52 east

Take exit 3 to merge onto
Interstate 805 North

Take exit 27A toward Mira
Mesa Blvd/Vista Sorrento
Parkway

Turn right onto Sorrento
Valley Road

Continue onto Mira Mesa Blvd

Turn left onto Sequence Drive

Once on Sequence Drive: Entropic’s corporate headquarters are on the left at 6290 Sequence Drive, San Diego, CA 92121

Notice of Annual Meeting of Shareholders and Proxy Statement April 14, 2012	55

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M44145 - P23122

Annual Meeting of Shareholders

May 15, 2012 at 2:00 PM, Pacific Daylight Time

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Patrick Henry and David Lyle, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ENTROPIC COMMUNICATIONS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 2:00 PM, Pacific Daylight Time on May 15, 2012, at the Company’s corporate headquarters located at 6290 Sequence Drive, San Diego, California,and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

ENTROPIC COMMUNICATIONS, INC. ATTN: LANCE BRIDGES 6290 SEQUENCE DRIVE SAN DIEGO, CA 92121

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M44144-P23122	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENTROPIC COMMUNICATIONS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Directors		☐	☐	☐

1.   To elect the following persons to serve on the Company’s board of directors until the 2015 Annual Meeting of Shareholders and until their successors are duly elected and have been qualified:

       Nominees:

01)   Kenneth Merchant, Ph.D.

02)   Umesh Padval

	Vote on Proposals						For	Against	Abstain
	2. To cast a vote on advisory approval of the executive compensation of the Company’s named executive officers as disclosed in the proxy statement.						☐	☐	☐
	3. To ratify the selection by the audit committee of the board of directors Ernst & Young LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2012.						☐	☐	☐
4. To transact such other business that properly comes before the 2012 Annual Meeting of Stockholders and any adjournment or postponement thereof.
The Company’s board of directors recommends a vote FOR the nominees listed above and a vote FOR proposal 2 and proposal 3.
This proxy, when properly executed, will be voted as specified above. If no specification is made, this proxy will be voted FOR the nominees listed above and a vote FOR proposal 2 and proposal 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date